                                                                    EXHIBIT 10.3

                              SERVICING AGREEMENT


     This SERVICING AGREEMENT ("Servicing Agreement") is made as of February 9,
                                -------------------
1998 by and between RELIANCE ACCEPTANCE CORPORATION, a Delaware corporation ("RAC"), on behalf of itself and all of its subsidiaries with the exception of
  ---
Reliance Auto Receivables Corporation (collectively, the "Subsidiaries" and
                                                          ------------
together with RAC, the "Client"), UGLY DUCKLING CORPORATION, a Delaware
                        ------
corporation ("UDC"), acting by or through one or more of its subsidiaries or
              ---
Affiliates as designated in writing by UDC prior to the Effective Date of this Servicing Agreement (the "Servicer"), and BANKAMERICA BUSINESS CREDIT, INC., a
                          --------
Delaware corporation ("Agent"), as agent on behalf of itself and the other
                       -----
lenders (including Agent, the "Lenders") who are parties to that certain Amended
                               -------
and Restated Loan and Security Agreement dated October 7, 1997 among the Agent, the Lenders, RAC, and certain subsidiaries of RAC (as amended from time to time, the "Loan and Security Agreement").
     ---------------------------

                                   RECITALS

           A. Client and Agent have entered into the Loan and Security Agreement, pursuant to which the Lenders made certain loans and other financial accommodations to the Client. To secure the obligations of the Client thereunder, the Client granted to the Agent and Lenders a security interest in, among other things, substantially all of its "Receivables" (as defined herein).

           B. On February 9, 1998, RAC and the Subsidiaries, as debtors in possession in the Bankruptcy Case as defined below, filed Chapter 11 petitions under the provisions of Title 11, United States Code, as amended (the "Bankruptcy Code"), in the United States District Court for the State of
 ---------------
Delaware (the "Court") and such petitions are currently pending as a
               -----
jointly-administered case (the "Bankruptcy Case"). As part of the Bankruptcy
                                ---------------
Case, the Lenders have provided debtor-in-possession financing to Client pursuant to which they have obtained liens and security interests on, among other things, all of Client's "Receivables" (as defined herein).

           C. RAC desires to enter into an agreement with the Servicer pursuant to which the Servicer shall manage, administer, service, make collection calls and liquidate vehicles with respect to certain motor vehicle retail installment sale contracts of Client secured by new or used automobiles, sport utility vehicles and/or light-duty trucks and the accessions thereto, ("Sale Contracts",
                                                                --------------
which Sale Contracts are either identified on Schedule 1 hereto as of the
                                              ----------
Effective Date or added to Schedule 1 after the Effective Date pursuant to the
                           ----------
provisions of Section 2.01 (such Sale Contracts, together with the "Documents"
              ------------
(as defined herein) and the "Insurance Policies" (as defined herein), are
                             ------------------
referred to herein as the "Receivables").
                           -----------

           D. Pursuant to the Consulting Agreement, as defined herein, the Servicer is to provide consulting services to Client regarding Client's servicing of the Receivables prior to the time Servicer begins servicing the Receivables pursuant to this Servicing Agreement.

           E. The Servicer has agreed to commence servicing the Receivables pursuant to this Servicing Agreement upon the "Effective Date" (as defined
                                               --------------
herein).

     NOW THEREFORE, in consideration of the covenants and conditions contained in this Servicing Agreement, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                                 DEFINED TERMS

     Section 1.01.  Defined Terms. Capitalized and defined terms contained in
                    -------------
this Servicing Agreement without definitions have the following meanings, and the definitions of such terms are equally applicable to both the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

     "Advisors" shall mean the accountants, auditors and attorneys of a Person.
      --------

     "Affiliate" of any Person means any Person who directly or indirectly
      ---------
controls, is controlled by, or is under direct or indirect common control with such Person. For purposes of this definition of "Affiliate," the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause a direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Backup Servicing" shall mean any backup servicer appointed pursuant to
      ----------------
Section 2.01(c).
---------------

     "Bank Portfolio" shall mean a portfolio of Client's Receivables
      --------------
constituting (with a book value of $28.4 million as of January 31, 1998) finance contracts originated and serviced for the Client's Northbrook, Illinois Branch commonly referred to as the Auto Sub, Inc., a subsidiary of Cole Taylor Bank, which was merged into Reliance Acceptance Corporation in the spinoff transaction which became effective on February 12, 1998.

     "Business Day" shall mean any day other than (i) a Saturday or Sunday, or
      ------------
(ii) another day on which banking institutions in the State of Arizona are authorized or obligated by law to be closed.

     "Certificate of Title" shall mean with respect to any Financed Vehicle, the
      --------------------
certificate of title (or other evidence of ownership) issued by the department of motor vehicles, or other appropriate governmental body, of the state in which the Financed Vehicle is registered or is to be registered, showing the Obligor as owner with either notation of the first lien of any party who is a Client, or such other status indicated thereon which is necessary to perfect the security interest of Client or, if applicable, Agent, in the Financed Vehicle as a first priority interest, and showing no other actual or possible ownership or lien interests.

     "Client" means, collectively, RAC and the Subsidiaries, and upon being
      ------
reorganized pursuant to the Bankruptcy Case, shall mean all such entities as reorganized.

     "Collateral" means a Financed Vehicle and any other property in which a
      ----------
lien has been created in favor of any party which is a Client or the Agent.

     "Collection Account" shall mean such bank account designated to Servicer in
      ------------------
writing as the Collection Account by the Interested Party.

     "Collection Period" means a calendar month.
      -----------------

     "Collection Policy" means the Ugly Duckling Holdings, Inc. (n/k/a Ugly
      -----------------
Duckling Corporation) Collections Department Policy and Procedures Manual revised as of October 27, 1995 and attached hereto as Exhibit A, as such may be
                                                      ---------
subsequently modified by the Servicer with the consent of the Interested Party.

     "Collections" shall have the meaning set forth in Section 3.01(a).
      -----------                                      ---------------

     "Controlled Servicer" shall mean any Servicer for which UDC has the
      -------------------
ability, by ownership of securities or otherwise, to direct the policies or operations.

     "Credit Application" shall mean the credit application completed by the
      ------------------
Obligor in order to request financing for the Obligor's purchase of the Financed Vehicle.

     "Deboarding Charge" shall mean the lesser of (1) $200,000, and (2) all (i)
      -----------------
capital expenditures of Servicer related to this Servicing Agreement, plus (ii) lease and contract termination fees and costs related to the termination of the Servicer pursuant to Section 6.03(a) of this Servicing Agreement.
                     ---------------

     "Defaulted Receivable" means any Receivable with respect to which (i)
      --------------------
except for Receivables for which the Servicer has repossessed, in compliance with the Collection Policy, the related Financed Vehicle as provided in (ii) below, at least 10% of a Scheduled Payment is 120 days or more delinquent on a contractual basis (not paid by the due date); (ii) notwithstanding (i) above, the Servicer has, in compliance with the Collection Policy, (A) repossessed the related Financed Vehicle prior to the expiration of the 120 days in (i) above and thereafter, (B) any applicable redemption period has expired, and thereafter
(C) the Servicer has liquidated the Financed Vehicle; (iii) there has commenced an Insolvency Proceeding by or against an Obligor, and any Scheduled Payment is delinquent (not paid by the due date) more than 90 days; (iv) the Financed Vehicle is missing, has been damaged beyond ordinary means of repair, or has been leased or disposed of by sale or other transfer of title; or (v) a Skip Loss Investigation was initiated and not satisfactorily resolved within the earlier of (A) 90 days, or (B) the date when at least 10% of a Scheduled Payment on the Receivables is 120 days or more delinquent on a contractual basis (not paid by the due date).

     "Depository Accounts" are such bank accounts subject to the Master Agency
      -------------------
Agreement in the name of the Servicer set forth in Exhibit B attached hereto and
                                                   ---------
such other or different bank accounts subject to the Master Agency Agreement in the name of the Servicer designated by the Servicer as Depository Accounts pursuant to the Master Agency Agreement.

     "Documentation" shall have the meaning set forth in Section 7.16.
      -------------                                      ------------

     "Documents" shall mean with respect to each Receivable, (i) the original
      ---------
Certificate of Title or proof of lien perfection; (ii) the executed Original Purchased Contract with original signatures; (iii) if available or unless electronically stored, a copy of the dealer invoice and invoices for any additional equipment included in such contract, (iv) a copy of the original signed Credit Application; (v) verification that any party who is a Client was the loss payee, additional insured, or lienholder with respect to the Insurance Policies (including policy number); (vi) if available, a copy of the "Report of Sale," "Guaranty of Title" or other comparable document executed by the seller dealer which has been forwarded to the appropriate department of motor vehicles; (vii) if available or unless electronically stored, copies of; (a) credit bureau reports, (b) the completed credit investigation form, (c) the completed verification of employment and income forms, (d) Obligor references, and (e) the credit scoring sheet; (viii) the applicable funds disbursement invoice or listing; (ix) a certificate for each type of Insurance Policy purchased by Obligor; (x) if available, Client's loan process or "deal structure" sheet; (xi) if available, a "fact sheet" from the dealer, (xii) a copy of the "Credit Life Insurance Policy", if any, and the "Credit Disability Insurance Policy", if any, on the Obligor relating to the Financed Vehicle; (xiii) a copy of the "Vehicle Invoice", if applicable; (xiv) if available, other documents, copies, as applicable, that may be reasonably required in the ordinary course of business with respect to the enforceability of the Obligor's obligations, and (xv) all other records, files, and documents, whether consisting of paper or computerized or in some other form, which relate specifically to the applicable Receivable, Obligor, or the Financed Vehicle or associated rights under the Receivable, (including, without limitation, instruments, documents, correspondence and memoranda generated by or coming into the possession of the Servicer (including, but not limited to, insurance premium receipts, ledger sheets, payment records, insurance claim files correspondence and current and historical computer data files) that are required to document or service any Receivable.

     "Effective Date" means the effective date of a plan of reorganization or
      --------------
liquidation for Client in the Bankruptcy Case that ratifies this Servicing Agreement, provided such plan has been accepted by the class containing the Agent and the Lenders and has not been modified pursuant to Section 1127 of the Bankruptcy Code or otherwise without the necessary votes or consents of the Agents and the Lenders.

     "Expiration Date" shall have the meaning set forth in Section 6.01.
      ---------------                                      ------------

     "Financed Vehicle" means a new or used automobile, sport utility vehicles
      ----------------
or light-duty trucks and all accessions thereto comprising the Collateral, securing an Obligor's indebtedness under a Receivable that is being serviced by the Servicer hereunder.

     "Indebtedness" means, as applied to any Person at any time, (a) all
      ------------
indebtedness, monetary obligations or other monetary liabilities of such Person
(i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) with respect to letters of credit issued for such Person's account, (iii) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (iv) in respect of capital leases or (v) in respect of guaranties in connection with any of the foregoing; (b) all indebtedness, monetary obligations or other monetary liabilities of such Person secured by a lien on any property of such Person whether or not such indebtedness, monetary obligations or monetary liabilities are assumed by such Person; (c) all preferred stock subject to mandatory redemptions; (d) all indebtedness, monetary obligations or other monetary liabilities of such Person under, in connection with or relating to a securitization facility; and (e) all contingent contractual monetary obligations with respect to any of the foregoing.

     "Insolvency Proceedings" means (i) the commencement by a person as debtor
      ----------------------
of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or the filing of a motion or other pleading seeking the appointment of a receiver, trustee, custodian or similar official for such person or any substantial part of such person's property, or
(ii) the commencement of any such case or proceeding against such person which
(x) is consented
to by such person, (y) results in the entry of such order or appointment, the issuance of such a protective decree or the entry of an order having similar effect or (z) is not dismissed within 30 days, or (iii) the making by a person of a general assignment for the benefit of creditors or (iv) the admission in writing by a person of such person's inability to pay such person's debts as they become due.

     "Insurance Policies" means any credit life, disability or warranty policy,
      ------------------
or any collision or comprehensive insurance policy that insures a Financed Vehicle and shall include any Required Borrower Insurance.

     "Interested Party" means the Agent until such time as (i) all obligations
      ----------------
to the Agent and the Lenders of (A) any entities which are a Client, and (B) Reliance Acceptance Group, Inc. shall have been irrevocably paid in full in cash and, (ii) the Servicer has received written notice from the Agent that (i) has occurred at which time the Servicer may unconditionally rely and act on such notice and thereafter the Interested Party shall be the Client.

     "Lien" shall mean a security interest, lien, charge, pledge or encumbrance
      ----
of any kind.

     "Liquidation Proceeds" means, with respect to any Defaulted Receivable, all
      --------------------
funds, collections and proceeds collected from whatever source in respect thereof or on the related Financed Vehicle (including, but not limited to, all proceeds of sale or other disposition, collections, insurance proceeds, dealer recourse and third party originator recourse).

     "Management Employees" shall mean employees, other than Senior Management
      --------------------
Employees of the Servicer or its Affiliates with the titles (or comparable titles) set forth on Exhibit 1.
                     ---------

     "Master Agency Agreement" shall mean that Master Depository Accounts and
      -----------------------
Post-Office Boxes and Agency Agreement, a copy of which is appended hereto as Exhibit H, which agreement as it pertains to any of the Depository Accounts may
---------
not be amended or supplemented except pursuant to the terms thereof.

     "Obligor" means, with respect to a Receivable, the purchaser of the
      -------
Financed Vehicle, each co-purchaser, co-signer and guarantor, or any other person responsible or potentially responsible for payments under the Receivable.

     "Original Purchased Contract" shall mean with respect to each Receivable,
      ---------------------------
the original contract, together with the original of any and all modifications, amendments or assignments with respect thereto.

     "Other Materials" shall have the meaning set forth in Section 7.16.
      ---------------                                      ------------

     "Outstanding Principal Balance" means the unpaid principal balance of a
      -----------------------------
Receivable as of a certain date, which amount shall (1) include accrued but unpaid premiums for any Insurance Policies with respect to the Receivable, (2) include earned but uncollected finance charges related to the Receivable, but
(3) not include any unearned finance charges related to the Receivable.

     "Performance Event" means the occurrence and continuation of one of the
      -----------------
events set forth on Exhibit C hereto.
                    ---------

     "Person" means any individual, corporation, estate, partnership, joint
      ------
venture, limited liability company, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or other entity.

     "Receivable" has the meaning set forth in Recital C.
      ----------                               ---------

     "Reimbursable Expenses" are the costs and expenses of the Servicer set
      ---------------------
forth in Section 2.10(b).
         ---------------

     "Required Borrower Insurance" shall mean any casualty insurance an Obligor
      ---------------------------
is required to obtain pursuant to the terms of a Receivable.

     "Sale Contracts" shall have the meaning set forth in Recital C.
      --------------                                      ---------

     "Schedule of Payments" means the schedule of periodic payments disclosed on
      --------------------
a Receivable, as modified or extended pursuant to and consistent with the Collection Policy or this Servicing Agreement.

     "Scheduled Payment" means, with respect to any date, the payment amount
      -----------------
indicated as due on that date on the Schedule of Payments.

     "Senior Management Employees" of a Person shall mean the titled officers
      ---------------------------
(or comparable titles) employed by the Servicer or its Affiliates set forth on Exhibit J.
---------

     "Service Provider" shall mean any Person who provides Servicer with any of
      ----------------
the services to be provided pursuant to this Servicing Agreement.

     "Servicer" means, as of the Effective Date, one or more of UDC's Affiliates
      --------
as designated in writing to Client and Agent by UDC prior to the Effective Date, or, thereafter, any entity which becomes the servicer pursuant to this Servicing Agreement in compliance with the terms of Section 6.05.
                                          ------------

     "Skip Loss Investigation" means an investigation of the whereabouts of a
      -----------------------
Financed Vehicle or Obligor which has been initiated by Servicer.

     "Spin-Off" shall mean, with respect to a Person, an entity with
      --------
shareholders that include at least all of the same shareholders or interest holders as that Person.

     "Substituted Financed Vehicle" shall have the meaning set forth in Section
      ----------------------------                                      -------
2.19.
----

     "Transition Agreement" is the Transition Services Agreement dated as of
      --------------------
February 9, 1998, by and between the Servicer and Client pursuant to which the Servicer shall provide Client with transition services with respect to Client's servicing of the Receivables.

     "UDC" means Ugly Duckling Corporation, a Delaware corporation.
      ---

                                  ARTICLE II

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

     Section 2.01.  Appointment and Backup Servicer.
                    -------------------------------

     (a) Client hereby appoints, effective on the Effective Date, the Servicer to manage, administer, service and make collections on the Receivables as specified herein and to otherwise perform the duties of the Servicer. On the Effective Date, Client, Agent and Servicer shall modify Schedule 1 (as appended
                                                        ----------
to this Servicing Agreement on or about the date of this Servicing Agreement) to delete the Sale Contracts that are either Defaulted Receivables or no longer owned by Client as of the Effective Date. In addition, on the Effective Date and at any time thereafter, Schedule 1 shall be amended, upon receipt by Servicer of
                        ----------
written notice from Client and Agent indicating as such, to include any Sale Contracts of Client existing on or prior to the Effective Date (other than a contract relating to a Defaulted Receivable) which were not previously on
Schedule 1, provided, however, that Servicer shall have no obligation to service
----------
any Receivable until such time as it is deemed listed on Schedule 1. Servicer
                                                         ----------
accepts such appointment effective as of the Effective Date on the terms and conditions of this Servicing Agreement. In performing its duties hereunder, the Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable, within the terms of this Servicing Agreement or the Collection Policy. In the performance of its duties hereunder, the Servicer shall be an independent contractor acting on its own behalf in its own name and for its own account. It shall have no authority, express or implied, to act in any manner or by any means for or on behalf of Client or Agent in any capacity other than as an independent contractor. Neither this Servicing Agreement nor any of the activities contemplated hereby shall be deemed to create any partnership, joint venture, agency or employer/employee relationship between the Servicer, Client or Agent. Notwithstanding the foregoing provisions of this
Section 2.01, pursuant to express provisions of this Servicing Agreement, the
------------
Servicer may be authorized or directed to take certain actions on behalf of or for the direct benefit of Client and Agent, provided that, in the taking of such actions, the Servicer shall continue to be acting as an independent contractor. Except as set forth in Section 2.10(b) of this Servicing Agreement, Servicer
                       ---------------
shall perform all of its obligations under this Servicing Agreement at its own expense.

     (b)  The appointment of Servicer pursuant to Section 2.01 shall be for a
                                                  ------------
term commencing on the Effective Date and ending, unless earlier terminated pursuant to the provisions on Section 5.03, 5.04, or 6.03, on the Expiration
                              ---------------------------
Date (as defined in Section 6.01).
                    ------------

     (c) The Interested Party reserves the right to appoint a backup servicer for the Receivables (the "Backup Servicer"). Upon notice to Servicer and UDC of
                          ---------------
such appointment, Servicer shall deliver to the Backup Servicer copies of all notices, reports and computer diskettes required to be delivered by Servicer to Client or Agent under this Servicing Agreement. The additional cost of providing such notices, reports and computer diskettes to Backup Servicer shall be borne by the Servicer, but any charges, costs or expenses of Backup Servicer shall be borne by Client.

     Section 2.02.  Collection of Receivable Payments: Sale of or Subcontracting
                    ------------------------------------------------------------
for Defaulted Receivables.
-------------------------

     (a) The Servicer shall be responsible for collection of payments called for under the terms and provisions of the Receivables, as and when the same shall become due, and shall follow the Collection Policy. Consistent with this
Section 2.02 and the Collection Policy, the Servicer may grant at its discretion
------------
extensions, rebates or adjustments on a Receivable, or modify the original due date of a Receivable if such extensions are limited to two (2) one (1) month extensions in any consecutive twelve (12) month period. Servicer will exercise care in offering extensions and modifications so as not to defer losses likely to occur. During the life of a Receivable, extensions and modifications shall not (i) be granted more than six (6) times, or (ii) except as provided below, reduce the Obligor's Outstanding Principal Balance. Servicer shall not permit any due date changes in a Receivable other than in the same month. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. In no event shall the Outstanding Principal Balance of a Receivable be reduced, except in connection with a settlement in full of a Defaulted Receivable as provided in the following sentence. The Servicer shall have the ability to settle any account in full that does not result in a charge-off of greater than the lesser of (i) $500, or (ii) 20% of the then Outstanding Principal Balance of the applicable Receivable. Any amount over such limit will require that the Servicer notify Client and Agent of such request in writing, and that the Interested Party respond to such request pursuant to the procedures set forth in Section
                                                                      -------
7.10.
----

     (b) Servicer shall provide sufficient staffing and telephone lines to: (1) quote payoffs to requesting Obligors verbally and in writing, (2) record changes in garaging and billing addresses for Obligors, (3) record name changes, (4) answer billing questions and (5) respond to any other reasonable written or telephonic inquiries by Obligors, Agent or Client relating to the Receivables. If the full amount of a Scheduled Payment due under a Receivable is not received within three (3) Business Days after its due date, the Servicer will make reasonable and customary efforts to contact the Obligor by telephone to inquire as to the status of such payment.

     (c) Notwithstanding any provision in this Servicing Agreement, the Servicer shall not be responsible for servicing any Defaulted Receivable and shall only be required to take such actions with respect thereto as set forth in Sections 2.20(d) below.
----------------

     (d) At the expense of Client, the Servicer shall sell or contract for the collection of any or all Defaulted Receivables with the consent of the Client and Agent. Each sale or contract for collection shall be (i) for all Receivables that become Defaulted Receivables during not less than a six (6) month period, and (ii) (if a sale,) by a bid procedure acceptable to the Servicer and the Interested Party, and the Servicer and the Agent shall be permitted to be bidders in such sale. All sales shall be for cash. If the Defaulted Receivables are contracted for collection, each bidder, together with its Affiliates, must have not less than 7,500 auto Receivables, other than the Client's Defaulted Receivables, which it and its Affiliates are servicing. Neither the Servicer, nor its employees or their relatives, shall be allowed to purchase Defaulted Receivables except through an open auction procedure.

     Section 2.03.  Realization Upon Receivables. In the event a Receivable
                    ----------------------------
becomes or is reasonably anticipated to become a Defaulted Receivable, the Servicer (either directly or through the use of independent contractors or agents) shall use its reasonable best efforts, consistent with the Collection Policy, to repossess or otherwise convert the ownership of the Financed Vehicle securing such Receivable. None of the Servicer, nor its employees or their relatives, shall be allowed to purchase Financed Vehicles being foreclosed upon, except through an open auction procedure. In any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds for repair or repossession of such Financed Vehicle unless the Servicer shall determine that such repair or repossession should increase the value of the Liquidation Proceeds by an amount greater than the amount of such expenses.

     Section 2.04.  Maintenance of Security Interests in Financed Vehicles and
                    ----------------------------------------------------------
Receivables.
-----------
     (a) Provided that Servicer or any Service Provider is aware of facts which indicate a need to take such actions as described below, Servicer shall, consistent with the standard set forth in Section 2.15, take such actions as are
                                          ------------
necessary to maintain the continuing perfection and priority of Client's and Agent's right, title and interest in the Receivables and the Collateral, including, but not limited to, obtaining the execution and the registering, re-registering, recording, re-recording, filing, and refiling of all security agreements, Certificates of Title, cautionary financing statements, continuation statements or other instruments as are necessary to maintain the security interests granted by the Obligors under the respective Receivables. Client and Agent authorize Servicer to re-perfect or cause the re-perfection of such security interests on their behalf.

     (b)  Subject to Section 2.10(b) and 2.10(e), all expenses paid by Servicer
                     ---------------------------
pursuant to this Section 2.04(b) shall be borne by Client. In addition, in the
                 ---------------
event the Interested Party directs Servicer in writing to reissue in Client's or Agent's name the Certificate of Title related to a Receivable, Client shall reimburse Servicer for the reasonable time spent by Servicer's Management Employees at a rate of $200 per hour and other employees at a rate agreed to by the Servicer and the Interested Party in effecting such reissuance.

     Section 2.05.  Additional Covenants of Servicer.
                    --------------------------------

     (a) Except as otherwise provided in the Collection Policy, the Servicer shall (i) not release any Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder (or settlement pursuant to
Section 2.02) or upon transfer of the Financed Vehicle to a successor purchaser
------------
of the vehicle following repossession by the Servicer, (ii) not materially impair the rights of Client or Agent in the Receivables or the Collateral, (iii) not increase the number of scheduled payments due under a Receivable except as permitted herein, (iv) except as provided in Section 2.02(d), not sell, pledge,
                                             ---------------
assign, or transfer to any other Person, or grant, create, incur, assume, or suffer to exist any Lien on any Receivable, the Collateral, or any interest therein, (v) upon obtaining or a Service Provider obtaining actual knowledge thereof, immediately notify Client and Agent of the existence of any Lien on any such Receivable with an Outstanding Principal Balance in excess of $2,000.00,
(vi) defend the right, title, and interest of Client and Agent in, to and under such Receivables and Collateral, against all claims of third parties claiming through or under the Servicer, (vii) deposit into the Depository Accounts and to the Collection Account all payments received by Servicer with respect to the Receivables in accordance with this Servicing Agreement, (viii) promptly notify Client and Agent of the occurrence of any Event of Default and any breach by Servicer or UDC of any of their covenants or representations and warranties contained herein, and (ix) upon the discovery of the relocation out of state of a Financed Vehicle, promptly notify Client and Agent of the occurrence of any event which, to the knowledge of the Servicer or a Service Provider, would require that Client or Agent make or cause to be made any filings, reports, notices, or applications or seek any consents or authorizations from any and all government agencies, tribunals, or authorities to create, maintain, and protect a first-priority security interest of Client or Agent in, to and on the Financed Vehicles and a first-priority security interest of Agent in, to, and on the Receivables (unless such actions are being taken by the

Servicer pursuant to Section 2.04(a) above). Subject to Section 2.10(b) and
                                                       -------------------
2.10(e), all expenses paid by Servicer pursuant to this Section 2.05(a) shall be
-------                                                 ---------------
borne by Client.

       (b) The Servicer will promptly advise Client and Agent of any inquiry received from an Obligor which contemplates the consent of Client or Agent. Inquiries contemplating the consent of Client or Agent shall include, but not be limited to, inquiries about settlement of any unasserted claim or defense, or compromise of any amount an Obligor owes, in an amount in excess of the amounts set forth in Section 2.02(a), or any other matters the Servicer
                         ---------------
should reasonably understand are not within the Servicer's authority under this Service Agreement or the Collection Policy.

       (c) Within two (2) Business Days of receipt, Servicer shall provide Client and Agent with copies of all correspondence, written notices, and legal and administrative documents which specifically allege that Servicer committed a wrongful act with regard to a Receivable, Obligor, or any Collateral and which specifically allege claims, damages or loss in excess of $20,000 per occurrence or $100,000 in the aggregate (collectively, the "Notice Items"). Within two (2)
                                                 ------------
Business Days of receipt, Servicer shall inform Client and Agent in writing of the following:

             (1) the receipt of any written claim or the initiation of any legal process, litigation or administrative or judicial investigation regarding the Notice Items involving an uninsured amount in excess of $20,000 in any one instance or $100,000 in the aggregate;

             (2) the receipt of a written notice from any agency or governmental body having authority over the conduct of its business that (i) it is being placed under regulatory supervision, (ii) any license, permit, charter, membership or registration needed to perform this Servicing Agreement or material to the conduct of its business is to be suspended or revoked, or (iii) it is to cease and desist any practice, procedure or policy employed by it in the conduct of its business, and such cessation will materially adversely affect the conduct of its business or materially adversely affect its financial affairs or adversely affect its ability to perform this Servicing Agreement; or

             (3) the receipt of any written claim or the receipt of a written notice of the initiation of any legal process, litigation or administrative of juridical investigation against it which may materially and adversely affect the operations, financial condition or business of Servicer or Servicer's ability to perform this Servicing Agreement or which in any way involves Client's or Agent's security interest in the Receivables or related Collateral or other rights therein or under this Servicing Agreement.

       (d) The Servicer will reasonably cooperate with Client and Agent in audits, review and special reports as may be required by the Court; provided that the Servicer is reimbursed by Client for all reasonable costs and expenses associated therewith and such does not unreasonably interfere with the Servicer's business activities. For purposes of this Section 2.05(d) the term
                                                     --------------
special reports shall not include any reports noted on Exhibit D hereto and
                                                       ---------
the term audits does not include the audits referenced in Section 2.17.
                                                          ------------

       Section 2.06. Reports Provided by Services. The Servicer will provide to
                     ----------------------------
Client, Agent, and, if requested in writing by the Interested Party, Backup Servicer such reports relating to the Receivables as noted in Exhibit D in the
                                                              ---------
form specified therein. Servicer shall also provide such parties such additional reports as may be requested in writing by the Interested Party within the time set forth in such request (such time not to be less than five (5) Business
Days), but any increase in number of reports or reporting frequency requested from that provided on Exhibit D will require an additional fee to be agreed to
                      ---------
by the Servicer, Client, and Agent based on the specific requests of the Interested Party. Requests for such additional reports will be billed to Client on a time and materials basis. All reports provided to Client or Agent shall be certified by an officer of Servicer as being true and correct in all material respects. All reports provided by Servicer to Client and Agent shall have at least a line item setting forth the cumulative total for the relevant category in the report during the term of the Servicing Agreement.

        Section 2.07. Servicing Fee.
                      -------------

        (a) the Servicer shall be paid by Client a base monthly Servicing Fee equal to the greater, for a given calendar month, of (A) 4% divided by twelve (12) on the Outstanding Principal Balance of the Receivables, other than Defaulted Receivables, as of the first day of such calendar month; or (B) $15.00 per Receivable, other than Defaulted Receivables, serviced pursuant to this Servicing Agreement, as of the first day of such calendar month. Additionally, the Servicer shall be paid (i) the reimbursable expenses pursuant to Section
                                                                     -------
2.10(b) below, (ii) all third party charges paid for not-sufficient fund checks
-------
and returned checks, and (iii) if earned, the amounts set forth on Schedule 2
                                                                   ----------
attached hereto. Servicer shall be permitted to collect and retain late fees, modification fees and extension fees actually paid by Obligors. The Servicer shall commence earning fees and have the right to reimbursement for costs and expenses as of the Effective Date. The base monthly fee shall be prorated for any calendar month for which the appointment of the Servicer was not effective for all days in that calendar month (based upon the number of days for which such appointment was effective).

        (b) Each Collection Period, the base monthly Servicing Fee pursuant to this Section 2.07 with respect to the immediately preceding Collection
        ------------
Period, and reimbursable expenses pursuant to Section 2.10(b) incurred during
                                              ---------------
the immediately preceding Collection Period, shall be paid by Client not later than the fifth (5th) Business Day after the Servicer delivers (i) the applicable Servicer Certificate to Client and Agent pursuant to Section 2.08 below, (ii)
                                                     ------------
the reconciliation of accounts required pursuant to C.2. of Exhibit D, and (iii)
                                                            ---------
the summary report of all reimbursements expenses and costs pursuant to Section 2.10(b) in the form of Exhibit K ( the "Servicer Payment Date"). Amounts earned
                       ---------        ---------------------
by Servicer described on Schedule 2 shall be paid as provided in Schedule 2.
                         ----------

        Section 2.08. Servicer Certificates. The Servicer shall deliver to
                      ---------------------
Client and Agent, on or prior to the fifteenth (15th) day of each month, a Servicer Certificate substantially in the form provided in Exhibit E hereto (the
                                                           ---------
"Servicer Certificate").
 --------------------
        Section 2.09. [Reserved]

        Section 2.10. Costs and Expenses.
                      ------------------

        (a)     Except as set forth in Section 2.10(b) below, all costs and
                                       ---------------
expenses paid by the Servicer in carrying out its duties hereunder shall be paid or caused to be paid by the Servicer out of the compensation to be paid to or retained by the Servicer pursuant to this Servicing Agreement.

        (b)     Subject to Section 2.10(e), during the term of this Servicing
                           ---------------
Agreement, the Servicer shall be reimbursed by Client for the following actual third-party costs and expenses not constituting normal overhead which Servicer has incurred in connection with the performance of its duties hereunder:

          (i) Compensation paid to outside legal counsel to protect the interests of Client or Agent, or if Client or Agent is not the owner of the Receivables, the owner's interest in assets administered under this Servicing Agreement;

          (ii) Compensation paid to professional accountants retained at Client's or Agent's direction to review the assets administered under this Servicing Agreement;

          (iii) Compensation paid to independent repossessors and direct out-of-pocket expenses arising from or related to realization of Receivables of Client administered under the Servicing Agreement, including, but not limited to, repossession fees and charges, auction fees, towing charges, storage fees, repair expenses and detailing expenses;

          (iv) Sales, franchise, income, excise, personal property or other taxes arising from or related to any Receivables administered under the Servicing Agreement (provided, however, nothing in this Servicing Agreement shall obligate Client or Agent to pay any income or other taxes of Servicer or
UDC);

          (v) Parking or other fines, insurance, title or other such fees arising from or related to any Receivables administered under the Servicing Agreement;

          (vi) Costs for retitling the Financed Vehicles after a request therefor from the Interested Party;

          (vii) Costs associated with cooperating with or providing any audits, reviews or special reports related to Agent or Client in the Case (but not the reports set forth on Exhibit D or the audits set forth in Section 2.17), including Client as a reorganized entity; and

          (viii) Expenses and costs associated with the sale or contracting for collection of Defaulted Receivables pursuant to Section 2.02(d).

Other requested services will be quoted on a time and materials basis utilizing the Servicer's current pricing schedule. With respect to such other requested services, the Servicer shall only be reimbursed to the extent it receives prior written approval from the Interested Party pursuant to the procedures set forth in Section 7.10. In the event Servicer seeks but does not obtain in a specific instance written approval to incur expenses of those stated herein, Services shall not be obligated to proceed with the recommended activity as to which such approval is sought. Services requested of Servicer by the Interested Party which require the services of Management Employees shall be billed at the rate of $200 per hour for the services of such Management Employees identified by the Servicer and approved by the Interested Party.

     (c) Servicer's rights to reimbursement of expenses shall not be contingent upon success in a Skip Loss Investigation, repossession, litigation or similar activity.

     (d) In furtherance of its performance hereunder, the Servicer may, with the prior written consent of the Interested Party pursuant to the procedures set forth in Section 7.10, contract for goods or services with Affiliates of Servicer. To the extent such goods or services give rise to an expense reimbursable pursuant to Section 2.10(b) above, the costs or expenses
                                 ---------------
for such goods or services must be upon costs, terms and conditions that are market rates, terms and conditions found in arms' length transactions in the relevant geographic area.

        (e) Notwithstanding to the contrary in this Servicing Agreement, Servicer shall not be entitled to reimbursement of any fees, costs, or expenses which (i) are not ultimately paid by Servicer, (ii) are incurred by Servicer in connection with services rendered beyond the scope of this Servicing Agreement or contrary to the Collection Policy, or (iii) arise from the gross negligence or wilful misconduct of Servicer or any Service Provider. Reimbursement of any fees, costs, or expenses to Servicer shall not foreclose Client or Agent from disputing Client's obligation to reimburse such fees, costs, or expenses, nor act as an admission of the propriety of such fees, costs, or expenses. All backup documentation for costs and expenses shall be available at the offices of Servicer for inspection and audit by Client and Agent at the cost of the Client. In the event any fee, cost, or expense obligation for which Servicer seeks reimbursement is disputed by Client or Agent, Servicer, Client and Agent shall each use their best efforts to resolve such dispute. If Client, Agent and Servicer cannot agree on a disputed obligation, such obligation shall not be the subject of reimbursement to Servicer until such dispute has been reviewed pursuant to the Payment Reimbursement Dispute Resolution Policy, a copy of which is attached to this Servicing Agreement as Exhibit F. Any expense which is paid
                                           ---------
to Servicer and which is subsequently disputed by Client or Agent and which has not been placed in escrow by the Servicer pursuant to the provisions of the Payment Reimbursement Dispute Resolution Policy set forth on Exhibit F hereto
                                                             ---------
may be deducted from any subsequent reimbursable expenses or any fees to be paid to Servicer, without prejudice to the right of Servicer to place the disputed amount in escrow from collections in conformity with the provisions of the Payment Reimbursement Dispute Resolution Policy set forth on Exhibit F hereto.
                                                            ---------
Upon resolution of any disputed amounts, any amounts owing to the Servicer, Client, or Agent, along with interest earned thereon in escrow, shall be paid to the party entitled to such funds.

        Section 2.11.  Responsibility for Insurance Policies; Processing of
                       ----------------------------------------------------
Claims Under Insurance Policies.
-------------------------------

        (a) The Servicer, on behalf of Client and Agent, will administer and enforce all rights and responsibilities of the holder of the Receivables provided for in any applicable Insurance Policy, provided, however, that the Servicer shall not be required to pay any premiums on the Insurance Policies except from collections of Receivables.

        (b) If directed by the Interested Party, and at Client's expense, the Servicer shall obtain Required Borrower Insurance with respect to any Receivable.

        Section 2.12.  Records Maintenance.
                       -------------------

        (a) The Servicer shall maintain copies or originals of the Documents in its files with respect to each Receivable and the Financed Vehicle related thereto, provided that they were given to the Servicer by the Client. The Servicer shall keep satisfactory books and records pertaining to each Receivable and shall make periodic reports in accordance with this Servicing Agreement. Such records may not be destroyed or otherwise disposed of except as provided herein and as allowed by applicable laws, regulations or decrees. All documents, whether developed or originated by the Servicer or not, reasonably required to document or to properly administer any Receivable shall remain at all times the property of Client (unless transferred by Client). The

Servicer shall not acquire any property rights with respect to any Receivables or any Documents (including, without limitation, any possessory Lien with respect to any Receivable or any Documents), and shall not have the right to possession of them except pursuant to the terms of this Servicing Agreement. The Servicer shall bear the entire cost of restoration in the event any Documents shall become damaged, lost or destroyed while in the Servicer's possession or under the Servicer's control.

     (b) The Servicer hereby agrees that the computer files and other physical records of the Receivables maintained by the Servicer will bear an indication reflecting that the Receivables are owned by Client and are subject to a Lien in favor of Agent.

      Section 2.13  Possession and Ownership of Documents. Unless otherwise
                    -------------------------------------
specified herein, the Servicer shall maintain physical possession of good and legible copies of the Documents and shall hold all Documents in trust for the benefit of Client and Agent, and all Documents, as between Servicer and Client, shall remain the property of Client. The Servicer shall respond to all third party inquiries concerning ownership of the Receivables by indicating that the Receivables are the property of Client, and, if applicable, subject to a Lien in favor of the Agent. The Servicer hereby agrees that the computer files and other physical records of the Receivables maintained by the Servicer will bear an indication reflecting that the Receivables are owned by Client and are subject to a Lien in favor of the Agent.

      Section 2.14  Warranties, Representation and Indemnity With Respect to
                    --------------------------------------------------------
Documents. As to each Document generated by Client, the Client warrants and
---------
represents that such Document is free of illegal or prohibited powers or provisions, and that the enforcement thereof by the Servicer will not subject the Servicer to liability under any federal, state or local law, provided such enforcement by the Servicer is conducted in accordance with the provisions of this Servicing Agreement and the Collection Policy. Subject to Section 2.10(e),
                                                               ---------------
Client will indemnify Servicer, pursuant to the provisions of Section 5.50(a),
                                                              ---------------
from all liability and costs, including reasonable attorneys' fees, paid as a result of the presence of any such illegal or prohibited provision, but, notwithstanding anything to the contrary in this Servicing Agreement, the presence of any such illegal or prohibited provision shall not, pursuant to
Section 5.02 or 5.04 or otherwise, permit Servicer to terminate its appointment
--------------------
pursuant to this Servicing Agreement.

      Section 2.15 Standard of Care. In performing its duties and obligations
                   ----------------
hereunder and in making its judgments, determinations and decisions pursuant to this Servicing Agreement, the Servicer will comply with all applicable state and federal laws, rules, and regulations and will exercise that degree of skill and care consistent with the degree of skill and care the Servicer exercises with respect to similar motor vehicle retail installment sales contracts or loans owned and/or serviced by the Servicer and that is consistent with prudent industry standards, and will apply, in performing such duties and obligations, those standards, policies and procedures consistent with the standards, policies and procedures the Servicer applies with respect to similar motor vehicle retail installment contracts or loans owned or serviced by it; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to a judicial order from a court of competent jurisdiction, or as otherwise required by applicable law or regulation, release or waive the right to collect the unpaid balance on any Receivable. In performing its duties and obligations hereunder,the Servicer shall maintain all state and federal licenses and franchises necessary for it to perform its responsibilities hereunder, and shall not impair the rights of Client or Agent (and, if applicable, any escrow agent) in the Receivables and any other property in which Client or Agent has an interest. Notwithstanding any provision to the contrary herein, and even to the extent that compliance requires the exercise of a higher standard of care than set forth above, the Servicer shall (i) comply with the Collection Policy, and (ii) the standard of care set forth in Section 5.05 of this Servicing
                                           ------------
Agreement. Notwithstanding any provision to the contrary in this Servicing Agreement, the Servicer shall not be responsible or liable to Client, Agent or any other person for any act done in compliance with this Servicing Agreement, absent willful misconduct or gross negligence. Notwithstanding any provision in any Receivable, if the Servicer determines that any provision in any Receivable is either illegal or unenforceable, then Servicer may elect, without liability to Client or Agent, not to enforce or follow such provision.

     Section 2.16. Records. The Servicer shall maintain or cause to be
                   -------
maintained such books of account and other records as will enable Client and Agent to determine the status of each Receivable.

     Section 2.17. Inspection.
                   ----------

     (a) At all times during the term hereof, the Servicer shall afford Client and Agent, their authorized agents, and any escrow agent, if applicable, upon not less than 24 hours notice, reasonable access during normal business hours to the all records relating to the Receivables. The examination referred to in this
Section 2.17 will be conducted in a manner which does not unreasonably interfere
------------
with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination, Client, Agent, or any applicable escrow agent may, using generally accepted audit procedures, verify
(1) the status of each Receivable and review the Documents and other records relating thereto for conformity to reports prepared pursuant to Section 2.06 or
                                                                ------------
otherwise, and (2) Servicer's compliance with this Servicing Agreement. Nothing in this section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 2.17. The Servicer's
                                                 ------------
obligations under this Section 2.17 shall be to provide access to records
                       ------------
related to the Receivables, ensure that such records are in reasonable order, and to respond to questions related to such records. The Servicer shall not be compensated for providing such services and for otherwise facilitating any such reasonable inspections. Any other expense incident to the exercise by Client or Agent of any right under this Section 2.17 (including without limitation
                              ------------
copying costs and third party fees and costs) shall be borne by Client, provided, however, that, upon request, Servicer agrees to provide such services
-----------------
to Client and Agent at Servicer's actual cost.

     (b) At no additional charge, not more frequently than monthly, Servicer will, at the Interested Party's request, provide Client, Agent, and Backup Servicer, as applicable, with a data extract disk, in a format mutually agreeable to Client, Agent, and Servicer, containing records relating to the Receivables.

     Section 2.18. Enforcement.
                   -----------

     (a) The Servicer will, consistent with the standard of care required by this Servicing Agreement and the Collection Policy, act with respect to the Receivables and the Collateral in such manner as will, in the reasonable judgment of the Servicer, maximize the benefits to be received by Client and Agent with respect thereto. Servicer may disregard instructions or demands from other parties which, in Servicer's reasonable judgment, have not been authorized by the Interested Party, or conflict with Client's or Agent's interest, written instructions or approvals.

     (b) The Servicer may and shall, at the direction of the Interested Party, sue to enforce or collect upon the Receivables and the Insurance Policies (including unpaid claims), in its own name, if possible, or as agent for Client. If the Servicer commences a legal proceeding to enforce a Receivable or an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the Receivable and the related rights under the Insurance Policies by Client to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Receivable or an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Receivable or the Insurance Policy, Client shall, at Servicer's request, assign the Receivable or the Insurance Policy to Servicer for the limited extent necessary to enforce the Receivable or the Insurance Policy, or take such steps as the Interested Party deems necessary to enforce the Receivable or the Insurance Policy, including bringing suit in Client's name. Pursuant to the terms of Section 2.10(b) and
                                                         -------------------
2.10(e), the Servicer shall be entitled to reimbursement for expenses paid in
-------
connection with enforcement or collection activities with respect to the Receivable pursuant to this Section 2.18(b).
                            ---------------

     (c) The Servicer shall exercise any rights or recourse against third persons that exist with respect to any Receivable in accordance with the Collection Policy, the Servicer's usual practice and the standard of care required by Section 2.15 hereof. In exercising such recourse rights, the
            ------------
Servicer is hereby authorized on Client's and Agent's behalf to reassign the Receivable and to deliver the Certificate of Title to the Financed Vehicle to the person against whom recourse exists at the price set forth in the document creating the recourse. The provisions of Section 2.18(b) above, including
                                         ---------------
Servicer's right to reimbursement of expenses, shall similarly apply to this Section.

     (d) The Servicer may grant to the Obligor on any Receivable any rebate, refund or adjustment that the Servicer in the exercise of its reasonable judgement and consistent with the Collection Policy believes is required because of prepayment in full of the Receivable, and may deduct the amount of any such rebate, refund or adjustment from the amount otherwise payable by the Servicer. The Servicer may not permit any rescission or cancellation of any Receivable nor may it take any action with respect to any Receivable or Collateral which would materially impair the rights of Client or Agent therein or in the proceeds thereof.

     (e) The Servicer may not increase or reduce the amount of any Scheduled Payments, change any Receivable annual percentage rate, or extend or rewrite any Receivable; provided, however, that the Servicer may extend any Receivable pursuant to Section 2.02(a).
            ---------------

     Section 2.19. Substitution of Collateral. In the event a Financed Vehicle
                   --------------------------
sustains significant physical damage such that the insurance company carrying the physical damage insurance covering such Financed Vehicle determines that the Financed Vehicle is not repairable, the Servicer may permit the Obligor to pledge a vehicle of equal or greater market value than that of the Financed Vehicle immediately prior to sustaining the physical damage. The second vehicle shall be substituted as the collateral ("Substituted Financed Vehicle") for the
                                         ----------------------------
Receivable and the terms of the Receivable shall not be amended or modified except to reflect the substituted collateral. The Servicer shall, within 180 days of the acceptance of the Substituted Financed Vehicle, cause the certificate of title for the Substituted Financed Vehicle to be delivered to Client or the Servicer for the benefit of Client or the escrow agent, as applicable. The Servicer shall make appropriate notation in its records of the substitution of the collateral.

     Section 2.20. Sale of Receivables. (a) The Servicer agrees to cooperate
                   -------------------
with the Client and Agent, and to provide information reasonably required by the Client or Agent, in connection with a proposed sale by Client or Agent of all or a portion of the Receivables. If requested by the Client or Agent and given at least ten (10 Business Days advance written notice, the Servicer shall: (i) arrange for representatives of the Servicer to meet with prospective purchasers,
(ii) arrange for representatives of the Servicer to provide information reasonably requested by any such prospective purchaser with respect to Receivables and the servicing thereof, (iii) arrange for representatives of the Servicer to meet with rating agencies, credit enhancement providers and such other similar parties as the Client or Agent shall designate and to provide information with respect to Receivables and the servicing thereof, (iv) provide information reasonably requested for the preparation of any offering materials required in connection with a sale by Client of Agent of the Receivables, including, without limitation, information relating to the servicing of the Receivables by the Servicer, (v) assist the Client and the Agent in reviews of the Servicer's reporting, collection, servicing and recovery management systems in respect of the Receivables; and (vi) provide any other information or services reasonably requested by Client or Agent to assist in the potential or actual sale of all or a portion of the Receivables. The above services will be charged to Client at a rate of $200 per hour for Servicer's Management Employees, and $300 per hour for Servicer's Senior Management Employees. The Servicer shall identify all Management Employees and Senior Management Employees to be used for such services, prior to their commencement of services. Subject to Section 2.10(e), Client will reimburse Servicer for the reasonable expenses
   ---------------
paid for printing, copying and postage, audit or accountant expense, legal fees, or other out-of-pocket costs paid to respond to Client's or Agent's requests regarding any such prospective sale by Client and Agent. Except for actions or inactions of Servicer which constitute gross negligence or willful misconduct, Servicer shall have no liability to Client, Agent or the potential purchaser under this Section 2.20 for the failure of Servicer to provide such purchaser
           ------------
with accurate information or the failure for any reason for the sale not to close,

     (b) Servicer recognizes that the Client intends to sell the Bank Portfolio. Servicer agrees that (1) until such sale, and for the fees and expenses set forth in Section 2.07 and 2.10, it shall provide all services as to
                      ---------------------
the Bank Portfolio required under this Servicing Agreement as to any other Receivable, (2) it shall cooperate with Client and Agent in the sale of the Bank Portfolio pursuant to the provisions of Section 2.20(a), and (3) upon sale of
                                        ---------------
the Bank Portfolio, it shall not be entitled to any additional fees or expenses with respect to the Bank Portfolio, except such fees, costs and expenses accrued as of the date of sale.

     (c) Notwithstanding any other provision in this Servicing Agreement, if the Client or Agent sells any or all of the Receivables other than the Bank Portfolio, or Defaulted Receivables, to any person or entity other than the Servicer or an Affiliate of Servicer, the Servicer shall be paid a fee equal to 4% of the Outstanding Principal Balance of such sold Receivables calculated on the date of such sale (the "Exit Sale Proceeds", provided that, the Base Amount
                            ------------------
shall be reduced by the lessor of (i) the amount of Exit Sale Proceeds received by the Servicer from such sale and (ii) the remaining Base Amount on the date that such Exit Sale Proceeds are calculated. The Servicer may retain possession of all Documents for such sold Receivables until receipt of such amount.

     Section 2.21. Directions of Interested Party. The Servicer may follow any
                   ------------------------------
and all instructions, directions or decisions by the Interested Party as are to be given or made by the Interested Party without any liability of the Servicer to Agent or Client which is not the Interested Party for following such instructions, directions, or decisions.

                                  ARTICLE III

                      COLLECTIONS AND INSURANCE COVERAGE

     Section 3.01 Collections.
                  -----------

     (a)  Subject to Section 3.01(b) below, Servicer shall deposit into one of
                     ---------------
the Depository Accounts on or prior to each Business Day, and shall remit to the Collection Account, and to no other account, on the third (3rd) Business Day after receipt thereof, all available funds for payments made by or on behalf of the Obligor and received by or on behalf of the Servicer, including all actual payments, insurance proceeds, recoveries, collections, all proceeds relating to the repossession or disposition of the Financed Vehicles, and all payments or other amounts, if any, made by or on behalf of an Obligor and received by the Servicer with respect to any Receivable (the "Collections"). Servicer shall give
                                              -----------
to Agent all notices required to be given to Client pursuant to the Master Agency Agreement simultaneously upon giving such notices to Client. In addition, notwithstanding anything to the contrary in the Master Agency Agreement, Servicer agrees that all funds transferred or retransferred pursuant to the Master Agency Agreement shall be transferred directly to the Collection Account after transfer to the Consolidating Depository Accounts.

     (b)  Notwithstanding Section 3.01(a) above, if, in any calendar month,
                          ---------------
Client does not timely pay to Servicer all amounts required to be paid to Servicer pursuant to Section 2.07 and 2.10, the Servicer may, commencing on the
                     ---------------------
second (2nd) Business Day after written notice to Client and Agent of such nonpayment, from the Collections to be remitted to the Collection Account, place into an escrow, in conformity with the provisions of the Payment Reimbursement Dispute Resolution Policy set forth on Exhibit F hereto, an amount equal to such
                                       ---------
unpaid amounts.

     Section 3.02  Insurance Coverage.  Servicer shall maintain, at its own
                   ------------------
expense, a crime insurance policy, with broad coverage with responsible companies on all officers, employees or other Persons acting on behalf of Servicer in any capacity with regard to the Receivables to handle funds, money, documents and papers relating to the Receivables. Any such insurance shall protect and insure Servicer against losses for dishonest acts of such Persons and shall be maintained in a form that would meet the requirements of prudent institutional auto loan servicers and in an amount of not less than $10,000 per occurrence with no deductible. Client and Agent shall be named as loss payee and as an additional named insured on such policy.

                                  ARTICLE IV

                  REPRESENTATIONS, WARRANTIES, AND COVENANTS

     Section 4.01.  Representations and Warranties of the Servicer.  The
                    ----------------------------------------------
Servicer and UDC hereby make the following representations and warranties to Client and Agent only as to itself, provided that with respect to any Controlled Servicer, UDC shall make such representations and warranties as to itself and such Servicer. These representations and warranties are made as of the execution of this Servicing Agreement by Servicer or UDC as being true and correct at that time and at all times thereafter while either Servicer or UDC has obligations pursuant to this Servicing Agreement.

     (a) Due Organization and Good Standing. The Servicer and UDC are
         ----------------------------------
corporations duly organized, validly existing, and in good standing under the laws of the State of their incorporation, with power and authority to own their properties and to conduct their businesses as such properties are owned and such businesses are presently conducted. Servicer and UDC are qualified to do business as foreign corporations and are in good standing in each jurisdiction where the character of their properties or the nature of their activities makes such qualification necessary.

     (b) Power and Authority. The Servicer and UDC have the power and authority
         -------------------
to execute and deliver this Servicing Agreement and to carry out its terms; and the execution, delivery, and performance of this Servicing Agreement have been duly authorized by the Servicer and UDC by all necessary corporate action.

     (c) Binding Obligations. This Servicing Agreement shall constitute a legal,
         -------------------
valid, and binding obligation of the Servicer and UDC enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

     (d) No Violation. The consummation of the transactions contemplated by this
         ------------
Servicing Agreement and the fulfillment of the terms thereof shall not conflict with, result in any breach of any of the terms, and the provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of organization or by-laws of the Servicer or UDC, or to the best of the Servicer's or UDC's knowledge, after reasonable investigation, any indenture, agreement, or other instrument to which the Servicer or UDO is a party or by which either of them shall be bound; nor result in the creation or imposition of any lien upon any of their properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Servicing Agreement); nor violate any law or, to the best of the Servicer's or UDC's knowledge, any order, rule, or regulation applicable to the Servicer or UDC of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer, UDC, or any of their properties.

     (e) No Proceedings. There are no proceedings or investigations pending or,
         --------------
to the Servicer's or UDC's best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or UDC or any of their properties (a) asserting the invalidity of this Servicing Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated by this Servicing Agreement, or (c) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer or UDC of either of their obligations under, or the validity or enforceability of, this Servicing Agreement.



     (f) Permits and Licenses. Servicer and UDC have all necessary permits,
         --------------------
licenses, consents, approvals, waivers, registrations, and notifications necessary for the execution and performance by Servicer and UDC pursuant to this Servicing Agreement (including, without limitation, all permits, licenses, consents, approvals, waivers, registrations, and notifications relating to any hardware, software, or other intellectual property utilized or to be utilized by Servicer or UDC pursuant to this Servicing Agreement) and there has not been any revocation, withdrawal, termination, modification, cancellation, suspension, or similar limitation of such permits, licenses, consents, approvals, waivers, registrations, and notifications.

     Section 4.02. Representations and Warranties of RAC. RAC hereby makes the
                   -------------------------------------
following representations, warranties and covenants to Servicer, UDC, and Agent. These representations, warranties, and covenants are made as of the execution of this Servicing Agreement by RAC as being true and correct at that time and at all times thereafter while Client has any obligations pursuant to this Servicing Agreement.

     (a)  Due Organization and Good Standing. RAC is a corporation duly
          ----------------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are owned and such business is presently conducted. RAC is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary.

     (b)  Power and Authority. RAC has the power and authority to execute and
          -------------------
deliver this Servicing Agreement and to carry out its terms; and the execution, delivery, and performance of this Servicing Agreement have been duly authorized by the Client by all necessary corporate action.

     (c)  Binding Obligations.  This Servicing Agreement shall constitute a
          -------------------
legal, valid, and binding obligation of RAC enforceable in accordance with its terms.

     (d)  No Violation.  The consummation of the transactions contemplated by
          ------------
this Servicing Agreement and the fulfillment of the terms thereof shall not conflict with, result in any breach of any of the terms, and the provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of organization or by-laws of RAC, or to the best of the RAC's knowledge, after reasonable investigation, any indenture, agreement, or other instrument to which RAC is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Servicing Agreement); nor violate any law or, to the best of the RAC's knowledge, any order, rule, or regulation applicable to RAC of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over RAC or its properties.

     (e)  No Proceedings. Other than the Bankruptcy Case, there are no
          --------------
proceedings or investigations pending or, to RAC's best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over RAC or its properties (a) asserting the invalidity of this Servicing Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated by this Servicing Agreement, or (c) seeking any determination or ruling that might materially and adversely affect the performance by RAC of its obligations under, or the validity or enforceability of, this Servicing Agreement.

     (f)  Permits and Licenses. RAC has all necessary permits, licenses,
          --------------------
consents, approvals, waivers, registrations, and notifications necessary for the execution and performance by RAC pursuant to this Servicing Agreement (including, without limitation, all permits, licenses, consents, approvals, waivers, registrations, and notifications relating to any hardware, software, or other intellectual property utilized or to be utilized by RAC pursuant to this Servicing Agreement) and there has not been any revocation, withdrawal, termination, modification, cancellation, suspension, or similar limitation of such permits, licenses, consents, approvals, waivers, registrations, and notifications.

     Section 4.03.  Representations and Warranties of the Agent.  Agent hereby
                    -------------------------------------------
makes the following representation, warranties and covenants to Servicer, UDC, and Client. These representations, warranties, and covenants are made as of the execution of this Servicing Agreement by Agent as being true and correct at that time and at all times thereafter while Agent has rights pursuant to this Servicing Agreement.

     (a)     Due Organization and Good Standing.  Agent is a corporation duly
             ----------------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are owned and such business is presently conducted. Agent is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary.

     (b)     Power and Authority.  Agent has the power and authority to
             -------------------
execute and deliver this Servicing Agreement and to carry out its terms; and the execution, delivery, and performance of this Servicing Agreement have been duly authorized by the Agent by all necessary corporate action.

     (c)     Binding Obligations.  This Servicing Agreement shall constitute a
             -------------------
legal, valid, and binding obligation of Agent enforceable in accordance with its terms.

     (d)     No Violation.  The consummation of the transactions contemplated by
             ------------
this Servicing Agreement and the fulfillment of the terms thereof shall not conflict with, result in any breach of any of the terms, and the provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of organization or by-laws of Agent or to the best of the Agent's knowledge, after reasonable investigation any indenture, agreement, or other instrument to which Agent is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Servicing Agreement); nor violate any law or, to the best of the Agent's knowledge, any order, rule, or regulation applicable to Agent of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Agent or its properties.

     (e)     No Proceedings.  There are no proceedings or investigations pending
             --------------
or, to Agent's best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Agent or its properties (a) asserting the invalidity of this Servicing Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated by this Servicing Agreement, or (c) seeking any determination or ruling that might materially and adversely affect the performance by Agent of its obligations under, or the validity or enforceability of, this Servicing Agreement.

     Section 4.04.  Survival of Representations and Warranties.  The
                    ------------------------------------------
representations and warranties set forth in this Article IV are continuous and shall survive the termination of this Servicing Agreement, with respect to any Servicer, shall survive the termination of the appointment of such Servicer, and with respect to any Controlled Servicer, shall survive the termination of the appointment of such Controlled Servicer. Upon discovery by either Client, Servicer, UDC, or Agent of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.
                                      21

     Section 4.05. Covenants of the Servicer and UDC. Servicer and UDC hereby
                   ---------------------------------
covenant to Client and Agent for so long as Servicer shall continue to act as Servicer hereunder:

     (a) All payments received by Servicer with respect to the Receivables will be received in trust by Servicer for the benefit of Client and Agent and will be deposited into Depository Accounts which are not subject to any Lien in favor of any other Person.

     (b) Contemporaneously with the execution and delivery of this Servicing Agreement and on the Effective Date, Servicer shall deliver to Client and Agent a list of the servicing locations of Servicer and the officers involved in, or responsible for, the administration and servicing of the Receivables, which list shall be promptly updated in writing by the Servicer to Client and Agent as changes are made. From and after the Effective Date, Servicer shall not change a location where it administers or services the Receivables unless it first gives Client and Agent sixty (60) days written notice and takes what action Client and Agent reasonably request in order to protect Client and Agent's interest in the Receivables and Documents at the new location.

     (c) The Servicer acknowledges that: (i) the Agent has advised it that the Agent has a first priority security interest in the Receivables and the proceeds therefrom, and (ii) Servicer has no interest, except as provided in Section
                                                                    -------
3.01(b) for the payment and reimbursement of amounts pursuant to this Servicing
-------
Agreement, in the Receivables and the proceeds therefrom deposited in the Depository Accounts. Except as otherwise provided in this Servicing Agreement, the Servicer agrees to hold the Receivables and the proceeds therefrom in its possession as agent for the Agent for the purpose of perfecting the security interest granted by the Client to the Agent therein.

     (d) The Servicer and UDC agree to give written notice to Client and Agent within two (2) Business Days of the occurrence of any Event of Default by Servicer or UDC of which it has knowledge.

     (e) From the date of this Agreement, if the Servicer is not part of the consolidated group of UDC and its subsidiaries, the Servicer shall provide Client and Agent with quarterly financial statements for Servicer within sixty
(60) days of the end of each of Servicer's fiscal quarters, and with annual audited financial statements within one hundred twenty (120) days of the fiscal year-end. The annual financial statements shall be audited by a public accounting firm acceptable to Client and Agent. So long as Servicer is a Controlled Servicer, UDC shall provide Client and Agent with UDC's and Servicer's quarterly and audited annual financial statements within ten (10) Business Days after such statements are first made available by UDC to third parties.

                                   ARTICLE V

                        DEFAULT, REMEDIES AND LIABILITY

     Section 5.01. Events of Default by Servicer or UDC. Any of the following
                   ------------------------------------
acts or occurrences shall constitute an Event of Default by Servicer or UDC under this Servicing Agreement:

     (a) The intentional failure of Servicer to make any payment, transfer, or deposit of monies required to be made under the terms of this Servicing Agreement on the date such payment, transfer, or deposit of monies is required to be made;

        (b) The failure to Servicer (other than an intentional failure) to make any payment, transfer, or deposit of monies required to be made under the terms of this Servicing Agreement on the date such payment, transfer, or deposit is required to be made, which failure continues unremedied for a period of two
(2) Business Days after the date when originally due, provided, however, that such grace period shall no longer apply upon the failure of Servicer to make, in any given rolling ninety (90) day period, more than three (3) failures in excess of $50,000 of payments, transfers, or deposits of monies each required to be made under the terms of this Servicing Agreement on the date such payments, transfers, or deposits were required to be made;

        (c) The failure of Servicer or UDC to observe or perform in any material respect any other covenant or agreement required to be performed under this Servicing Agreement which failure continues unremedied for a period of five
(5) Business Days after written notice of such failure shall have been given to the breaching party, provided that, if such failure cannot by cured by diligent efforts of the breaching party within such five (5) Business Day period, then such time period shall be extended by the Interested Party for the shorter of
(i) the period reasonably required to cure such failure using the diligent efforts of the breaching party, and (ii) thirty (30) days;

        (d) The entry with respect to Servicer or UDC of a decree or order for relief by a court or agency or supervisory authority having jurisdiction under any present or future federal or state bankruptcy, insolvency or similar law;

        (e) UDC or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

        (f) An involuntary case shall be commenced against UDC or Servicer and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of UDC or the Servicer in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the board of directors of UDC or the Servicer adopts any resolution or otherwise authorizes any action to approve any of the foregoing. A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over UDC or the Servicer or over all or a substantial part of the assets of UDC or the Servicer shall be entered; or an interim receiver, trustee or other custodian of UDC or the Servicer or of all or a substantial part of the assets of UDC or the Servicer shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the assets of UDC or the Servicer shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance; or the board of directors of UDC or the Servicer adopts any resolution or otherwise authorizes any action to approve any of the foregoing;

        (g) UDC or the Servicer shall fail to make any payment when due with respect to any Indebtedness of UDC or the Servicer (other than an obligation payable hereunder), or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such indebtedness, if the holder or holders of such indebtedness accelerate the maturity of any such indebtedness or require a redemption or other repurchase of such Indebtedness and such failure relates to the acceleration or redemption of an amount in excess of $10,000,000, in the case of UDC and $2,000,000 in the case of Servicer, and such acceleration shall continue for a period of five (5) Business Days;

     (h) There shall have occurred any event which materially adversely affects the ability of the Servicer or UDC to perform its obligations hereunder, or there is a material adverse change in the financial condition or operations of the Servicer or UDC;

     (i) Except with the written consent of the Interested Party, which shall not be unreasonably withheld, there shall occur a "Change of Control of Servicer" or a "Change of Control of UDC." For purposes of the preceding sentence and subject to Section 6.05(a), a "Change of Control of Servicer" shall
                                            -----------------------------
mean the occurrence of any event following which at least fifty percent (50%) of the outstanding voting securities of Servicer shall not at such time be beneficially owned by UDC or a direct or indirect subsidiary of UDC. A
"Change of Control of UDC" shall mean any one or more of the following events:
 ------------------------

          (1) A change of control of UDC of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the Securities Exchange Act of 1934, as amended ("l934 Act");
                                                             --------

          (2) A change of control of UDC through a transaction or series of transactions, such that any person (as that term is used in Section 13(d) and 14(d)(2) of the 1934 Act), excluding affiliates of UDC as of the date hereof, is or becomes the beneficial owner (as that term is used in Section 13(d) of the 1934 Act), directly or Indirectly, of securities of UDC representing eighty percent (80%) or more of the combined voting power of UDC's then outstanding securities;

          (3) Any consolidation or merger of UDC in which UDC is not the continuing or surviving company or pursuant to which stock would be converted into cash, securities or other property, other than a merger of UDC in which the holders of the shares of stock immediately before the merger have at least fifty percent (50%) of the ownership of common stock of the surviving company immediately after the merger;

          (4) The shareholders of UDC approve any plan or proposal for the liquidation or dissolution of UDC; or

          (5) Substantially all of the assets of UDC (equal to at least 75% of the total assets of UDC as shown on its most recent balance sheet prepared prior to the sale or transfer) are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Internal Revenue Code of 1986, as amended) in which UDC is a member.

Notwithstanding anything to the contrary above, this provision shall not apply to any "Change of Control of UDC" if the person obtaining such control has a net worth equal to or greater than the net worth of UDC as of the date of such Change of Control.

     (j) At any time, for any reason, any Depository Account is subject to a Lien;

     (k) The Master Agency Agreement is amended without the consent of the Interested Party; and

     (l) Any representation, warranty or statement made by Servicer or UDC in this Servicing Agreement or in any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made.

     Section 5.02. Events of Default by Client. Any of the following acts or
                   ---------------------------
occurrences shall constitute an Event of Default by Client under this Servicing
Agreement:

     (a) Failure of Client (or any party on Client's behalf) to make any payment required to be made under the terms of this Servicing Agreement which failure continues unremedied for a period of fifteen (15) days after written notice of such failure shall have been given by Servicer to the Client and Agent;

     (b) The failure of Client (or any party on Client's behalf) to observe or perform in any material respect any other covenant or agreement required to be performed under this Servicing Agreement which failure continues unremedied for a period of five (5) Business Days after written notice of such failure shall have been given to Client and Agent; provided that, if such failure cannot be cured by diligent efforts of or for Client within such five (5) Business Day period, then such time period shall be extended by the shorter of (i) the period required to cure such failure using the diligent efforts of Client, and (ii) thirty (30) days;

     (c) The entry with respect to Client of a decree or order for relief by a court or agency or supervisory authority having jurisdiction under any present or future federal or state bankruptcy, insolvency or similar law;

     (d) Client shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

     (e) An involuntary case shall be commenced against Client and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Client in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the board of directors of Client adopts any resolution or otherwise authorizes any action to approve any of the foregoing. A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Client or over all or a substantial part of the assets of Client shall be entered; or an interim receiver, trustee or other custodian of Client or of all or a substantial part of the assets of Client shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the assets of Client shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance; or the board of directors of Client adopts any resolution or otherwise authorizes any action to approve any of the foregoing;

     (f) Client shall fail to make any payment when due with respect to any Indebtedness of Client (other than an obligation payable hereunder), or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the holder or holders of such Indebtedness accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness and such failure relates to the acceleration or redemption of an amount in excess of $10,000,000, and such acceleration shall continue for a period of five (5) Business Days.

        (g) Any representation, warranty or statement made by Client in this Servicing Agreement or in any report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made.

Notwithstanding (c), (d), (e), and (f) above, the Bankruptcy Case, or any actions or lack of actions as a result of the Bankruptcy Case or Bankruptcy Code, shall not by itself be an Event of Default as to Client.

        Section 5.03.  Remedies of Client and Agent.
                       ----------------------------

        (a)  If an Event of Default as described in Section 5.01 shall have
                                                    ------------
occurred and be then continuing, the Interested Party may exercise any right or remedy available to Client or Agent under this Servicing Agreement or under applicable law and, in addition, may terminate the appointment of Servicer under this Servicing Agreement by giving sixty (60) days prior written notice of such termination to Servicer and UDC. Such termination of the appointment of Servicer shall be without prejudice to any claims of Client or Agent resulting from an Event of Default by Servicer or UDC. If an Event of Default occurs as described in Section 5.01(d) through (f) above as to the Servicer, the
             --------------------------
appointment of Servicer under this Servicing Agreement may be terminated effective immediately by the Interested Party upon written notice to the Servicer and UDC.

        (b)  Notwithstanding any termination of Servicer pursuant to this
Section 5.03, Servicer agrees, at Servicer's expense, to cooperate with Client
------------
and Agent during such sixty (60) day period with respect to the transition of all or part the duties and obligations of Servicer hereunder to another party as set forth in Section 6.04 to this Servicing Agreement.
              ------------

        Section 5.04.  Remedies of Servicer.
                       --------------------

        (a)  If an Event of Default as described in Section 5.02 shall have
                                                    ------------
occurred and be then continuing, Servicer may exercise any right or remedy available to it under this Servicing Agreement or under applicable law, including termination of Servicer's appointment under this Servicing Agreement (but not termination of this Servicing Agreement itself) by giving sixty (60) days prior written notice of such termination to Client and Agent. Such termination of the appointment of Servicer shall be without prejudice to any claims of Servicer or UDC resulting from an Event of Default by Client, provided, however, that Servicer and UDC agree and acknowledge that so long as Agent does not own any of the Receivables, Agent shall have no liability to Servicer or UDC pursuant to this Servicing Agreement other than resulting (i) from a breach of representation or warranty of Agent hereunder of (ii) instructions given by the Agent as the Interested Party. If an Event of Default occurs as described in Section 5.02(c) through (e) above as to RAC, Servicers
                       ---------------------------
appointment under this Servicing Agreement may be terminated effective immediately Servicer and UDC upon written notice to the Agent and Client.

        (b)  Notwithstanding any termination of Servicer pursuant to this
Section 5.04, Servicer agrees to cooperate with Client and Agent during such
------------
sixty (60) day period with respect to the
transition of all or part the duties and obligations of Servicer hereunder to another party as set forth in Section 6.04 to this Servicing Agreement; provided
                              ------------
that such transition shall be at Client's expense, and the Servicer shall be entitled to compensation for the services of Management Employees at a rate of $200 per hour for services related to the transition.

     Section 5.05. Liability and Indemnity.
                   -----------------------

     (a) The Servicer and UDC shall be strictly accountable to Client and Agent for all payments actually received by it (or any party with which it has contracted) on Receivables and shall be liable for any actual damages resulting from its breach of such obligation. However, in no event shall any party to this Servicing Agreement be liable for any consequential, incidental or special damages.

     (b) Servicer and UDC hereby indemnify Client and Agent from any and all losses, damages, costs, good faith settlements, expenses, taxes, reasonably attorneys' and paralegals' fees, and all other liabilities of any kind or nature whatsoever, resulting, directly or indirectly, in whole or in part, from any claim, demand or suit by any third party against Client or Agent arising from an action or omission by the Servicer under this Servicing Agreement or from the action or inaction of any Servicer Provider.

     (c) The following procedures shall apply with respect to any indemnity obligation pursuant to this Servicing Agreement:

          (1) Any party seeking indemnification pursuant to this Servicing Agreement (the "Indemnified Party") shall give to the party obligated to provide
                -----------------
indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim
                                                ----------                -----
Notice") describing in reasonable detail the facts giving rise to any claim for
------
indemnification and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Servicing Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided further that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

          (2) In calculating any amount claimed pursuant to a Claim Notice, there shall be deducted (i) any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer), and (ii) the amount of any tax benefit to the Indemnified Party (or any of its Affiliates) with respect to such amount (after giving effect to the tax effect of receipt of the indemnification payments).

          (3) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an indemnified Party shall be entitled shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount sought through indemnification.

          (4) The Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish, at its own expense, such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such Indemnitor has an obligation to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

     (d) UDO, until such time as it has transferred all of its rights and obligations pursuant to this Servicing Agreement to a Spin-Off or another entity which is not an Affiliate in compliance with Section 6.05, shall be liable to
                                             ------------
Client and Agent for any and all liability of Servicer to Client or Agent. Thereafter, (i) UDC shall not be liable for the liability of Servicer except for claims against Servicer arising before the effective date of the Spin-Off or assignment to such other non-Affiliate entity, and (ii) the events of default listed in Section 5.01 shall not apply to UDC, except for defaults occurring
          ------------
prior to the effective date of the Spin-Off or such assignment to such other non-Affiliate entity.

     Section 5.06. Force Majeure. Notwithstanding anything herein to the
                   -------------
contrary, no party to this Servicing Agreement shall be considered in default hereunder or have any liability to any party for any failure to perform if such failure arises out of the following causes beyond the control of such party: acts of God or a public enemy, fire, flood or war.

                                  ARTICLE VI

                                  TERMINATION

     Section 6.01. Term of Agreement. The term of this Servicing Agreement shall
                   -----------------
begin on the Effective Date as set forth above and shall continue until the sixtieth (60th) day after the last Scheduled Payment of the last unpaid Receivable that is then being serviced by the Servicer (such 60th day, the "Expiration Date").
 ---------------

     Section 6.02. Effect of Termination of Agreement. Upon termination of this
                   ----------------------------------
Servicing Agreement, the Servicer shall, at the direction and expense of the Interested Party, promptly return all Documents and any related files and correspondence in its possession as are related to the management of the Receivables and the services provided hereunder.

     Section 6.03. Termination of Appointment of Servicer Without Cause.
                   ----------------------------------------------------

     (a) The Interested Party may terminate the Servicer upon sixty (60) days written notice to Servicer upon the occurrence of a Performance Event. Upon such termination, Servicer shall be entitled to receive (i) the accrued and unpaid servicer fee pursuant to Section 2.07(a)(i), the accrued and unpaid costs and expenses pursuant to Section 2.10(b), plus (iii) the Deboarding Charge from Client, but shall not have any other claim resulting from such termination.

     (b) Notwithstanding the lack of an Event of Default by Client pursuant to this Servicing Agreement, Servicer may, so long as there exists no Event of Default by Servicer or UDC, terminate its appointment as Servicer pursuant to this Servicing Agreement at any time (1) at least upon at least ninety (90) days prior written notice to the Client and Agent, and (2) payment of $2 million to Client as a transition fee (but not as a penalty), which funds will be subject to the Agent's lien pursuant to the Loan and Security Agreement or any other documents granting a lien in favor of Agent and Lenders.

     (c) Notwithstanding the lack of an Event of Default or a Performance Event by the Servicer or UDC pursuant to this Servicing Agreement, the Interested Party may terminate the appointment of Servicer pursuant to this Servicing Agreement at anytime (1) at least upon at least ninety (90) days prior written notice to the Servicer, and (2) payment by Client of (i) the accrued and unpaid servicer fee pursuant to Section 2.07(a)(i), the accrued and unpaid costs and expenses pursuant to Section 2.10(b), plus (iii) $2,000,000 to the Servicer.

     Section 6.04. Transfer of Servicing. Upon termination of the appointment of
                   ---------------------
Servicer, the Servicer shall cooperate, at the expense of Client (unless such termination results from an Event of Default by Servicer or UDC or as a result of Section 6.03(b), in which case at the expense of Servicer), in the transfer
   ---------------
of the Receivables (including any Documents) to such party or parties designated by the Interested Party in writing. Any matters pending at the effective termination date will continue to be processed in an orderly and timely fashion; it being intended, however, that responsibility for the Receivables shall transfer as quickly as practicable and in any event no later than ninety (90) days after the giving of notice of termination. After the effective date of the termination of the appointment of Servicer until such transfer of servicing, and, if requested, for one hundred twenty (120) days thereafter, the Servicer shall provide consulting services pursuant to the terms of the Transition Agreement.

     Section 6.05. Merger or Consolidation of or Assumption of the Obligations
                   -----------------------------------------------------------
of, Servicer. (a) Servicer may assign all (but not less than all) of its rights
------------
and obligations pursuant to this Servicing Agreement to any Affiliate of UDC so long as (1) such Affiliate upon assignment has executed an agreement of assumption to perform every obligation of the Servicer hereunder, and (2) immediately after giving effect to such transaction, no Event of Default (as defined in Section 5.01), and no event which, after notice or lapse of time, or
           ------------
both, would become an Event of Default as to Servicer or UDC, shall have happened and be continuing. Such assignment shall not affect UDC's liability to Client or Agent for any liability of Servicer. In addition, Servicer may assign all (but not less than all) of its rights and obligations pursuant to this Servicing Agreement to any Spin-Off of UDC at the time of assignment so long as such Spin-Off (1) upon assignment has executed an agreement of assumption to perform every obligation of the Servicer hereunder, and (2) has a tangible net worth of not less than $20,000,000 at the time it becomes the Servicer, and agrees in writing not to have less than one (1) full-time collector for every 350 Receivables being serviced under this Servicing Agreement at all future times when it has obligations pursuant to this Servicing Agreement, and provided, that immediately after giving effect to such transaction, no Event of Default (as defined in Section 5.01), and no
                                                        ------------
event which, after notice or lapse of time, or both, would become an Event of Default as to Servicer or UDC shall have happened and be continuing. Upon such assignment, UDC shall no longer be liable to Client or Agent for any liability of Servicer arising after the effective date of such assignment, but UDC shall remain liable to Client and Agent for any liability of UDC or Servicer arising on or prior to such date.

     (b) Any Person (i) into which the Servicer may be merged or consolidated,
(ii) which may result from any merger or consolidation to which the Servicer shall be a party, or (iii) which may succeed to the properties and assets of the Servicer substantially as a whole, which Person, if not an Affiliate of UDC, has, at the time of such merger or consolidation, (x) a tangible net worth of not less than $20,000,000, and (y) not less than one (1) full-time collector for every 350 Receivables being serviced under this Servicing Agreement, shall be the successor to the Servicer or under this Servicing Agreement upon execution of an agreement of assumption to perform every obligation of the Servicer hereunder (which agreement shall require such Person if not an Affiliate of UDC, to maintain such net worth and ratio of collectors at all time when it has any obligation pursuant to this Servicing Agreement) so long as immediately after giving effect to such transaction, no Event of Default (as defined in Section
                                                                      -------
5.01), and no event which, after notice or lapse of time, or both, would become
----
an Event of Default as to Servicer or UDC shall have happened and be continuing.

     (c) Notwithstanding anything to the contrary in this Servicing Agreement, UDC and Servicer shall be liable to Client and Agent for all actions and inactions of any Service Provider, and the delegation to a Servicer Provider of any obligations of UDC or Servicer under this Servicing Agreement shall not relieve UDC or Servicer of such obligations.


                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS


     Section 7.01. Amendment. This Servicing Agreement may only be amended by
                   ---------
mutual written consent of the parties hereto.

     Section 7.02. Waivers. The provisions of this Servicing Agreement may only
                   -------
be waived by written consent of the party making the waiver. The failure of either party at any time to require performance by the other of any provision of this Servicing Agreement shall in no way affect that party's right to enforce such provision, nor shall the waiver by either party of any breach of any provision of this Servicing Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

     Section 7.03. Notices. All notices, requests, consents and other
                   -------
communications hereunder shall be in writing and shall be delivered personally or mailed by first-class registered or certified mail, postage prepaid, or by telephonic facsimile transmission and overnight delivery service, postage prepaid, in any case addressed as follows:

To the Servicer:

     Ugly Duckling Corporation
     2525 East Camelback Road, Suite 1150
     Phoenix, Arizona 85016
     Attn:  Steven P. Johnson, Esq.
     Fax:  (602) 852-6696

With a copy to:

     Snell & Wilmer L.L.P.
     One Arizona Center
     400 East Van Buren
     Phoenix, Arizona 85004-0001
     Attn:  Timothy W. Moser, Esq.
     Fax:  (602) 382-6070

To Client:

     Reliance Acceptance Group, Inc.
     400 North Loop
     1604 East Suite 210
     San Antonio, Texas 87232
     Attn:  James T. Moran
     Fax:  (210) 402-0761

With a copy to:

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, Illinois 60601
     Attn:  James Stempel, Esq.
     Fax:  (312) 861-2200

To Agent:

     BankAmerica Business Credit, Inc.
     40 E. 52nd St.
     New York, NY 10022
     Attn:  Richard Gennario
     Fax:  (212) 836-5169

With a copy to:

     Sidley & Austin
     One First National Plaza
     Chicago, IL 60603
     Attn:  Larry J. Nyhan, Esq.
     Fax:  (312) 853-7036

Such notice, request, consent or other communication shall be deemed given when so delivered, or if mailed two days after deposit with the U.S. Postal Service.

     Section 7.04. Severability of Provisions. If one or more of the provisions
                   --------------------------
of this Servicing Agreement shall be held invalid for any reason, such provisions shall be deemed severable from the remaining provisions of this Servicing Agreement and shall in no way affect the validity or enforceability of such remaining provisions. To the extent permitted by law, the parties hereto hereby waive any law which renders any provision of this Servicing Agreement prohibited or unenforceable.

     Section 7.05. Rights Cumulative. All rights and remedies under this
                   -----------------
Servicing Agreement are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Servicing Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

     Section 7.06. Servicer and UDC Offset. The obligations of Servicer and UDC
                   -----------------------
pursuant to this Servicing Agreement shall be subject to any defense, counterclaim or right of offset which Servicer or UDC may have against any other party to this Servicing Agreement, any Receivable or otherwise except to the extent provided in the Payment Reimbursement Dispute Resolution Policy, a copy of which is attached to this Servicing Agreement as Exhibit F.
                                                    ---------

     Section 7.07. Client and Agent Offset. The obligations of Client pursuant
                   -----------------------
to this Servicing Agreement shall be subject to any defense, counterclaim or right of offset which Client may have against UDC or Servicer pursuant to this Servicing Agreement, any Receivable or otherwise except to the extent provided in the Payment Reimbursement Dispute Resolution Policy, a copy of which is attached to this Servicing Agreement as Exhibit F.
                                        ---------

     Section 7.08. Powers of Attorney. Servicer is made Client's attorney-in-
                   ------------------
fact for the limited purpose of signing documents necessary to maintain perfection of the liens and security interests in the Financed Vehicles, release a lien upon full payment of a Receivable, to transfer title to the buyer of a Financed Vehicle at a sale foreclosing such security interest following repossession, file insurance claims and endorse checks for deposit to the Client's lock box account. With respect to other matters, Client shall, from time to time, provide to the employees of the Servicer limited, revocable powers of attorney or other such written authorizations as may be appropriate to enable the Servicer to perform its obligations under this Servicing Agreement; provided however, that Client shall not be required to provide such powers with respect to any matter for which Client does not have authority to perform itself.

     Section 7.09. Captions. The article, paragraph and other headings contained
                   --------
in this Servicing Agreement are for reference purposes only, and shall not limit or otherwise affect the meaning hereof.

     Section 7.10. Decisions and Direction. Notwithstanding anything to the
                   -----------------------
contrary in this Servicing Agreement, when the Servicer shall be required to submit a matter in writing for approval or consent of the Interested Party, the following procedures shall apply:

     (a) So long as the Agent is the Interested Party, the Servicer shall submit such request simultaneously to both the Client and Agent with all relevant information necessary to permit Client and Agent to make an informed decision on such request. If, by 3:00 p.m. (Phoenix time) on the fourth (4th) Business Day after the submission of such request and information to Client and Agent (the "Initial Response Date"), Client shall not have informed Servicer in writing of
 ---------------------
its response to such request, Client shall be deemed to have accepted such request. If Client does respond to such request, it shall submit such response in writing to Servicer by 3:00 p.m. (Phoenix time) on the Initial Response Date. After receiving a written response to its request from Client, Servicer shall cause Agent to receive such written response promptly, but no later than 5:00 p.m. (Phoenix time) on the Initial Response Date. If Servicer has not received a written response to its request by 3:00 p.m. (Phoenix time) on the Initial Response Date, it shall inform Agent in writing by 5:00 p.m. (Phoenix time) on the Initial Response Date of such lack of response. So long as Agent, by 5:00 p.m. (Phoenix time) on the Initial Response Date, shall have received from Servicer Client's written response or notice in writing that Client has not responded, Agent shall respond in writing to Servicer, by 5:00 p.m. (Phoenix time) on the third Business Day after it receives from Servicer either Client's written response or notice in writing that Client has not responded (the "Second
                                                                          ------
Response Date"), as to whether it agrees with Client's response. If Agent does
-------------
not agree with Client's response, Agent's response shall control and the Servicer may act accordingly. So long as Agent shall have received the proper written notice from Servicer by 5:00 p.m. (Phoenix time) on the Initial Response Date, if Agent does not respond by 5:00 p.m. (Phoenix time) on the Second Response Date, Agent shall be deemed to have accepted (1) Client's response, if one has been give by Client, or (2) Servicer's request, if Client did not respond to such request by 3:00 p.m. (Phoenix time) on the Initial Response Date and the Servicer may act accordingly.

     (b) So long as Client is the Interested Party, the Servicer shall submit such request to Client with all relevant information necessary to permit Client to make an informed decision on such request. If, by 5:00 p.m. (Phoenix time) on the Initial Response Date, Client shall not have informed Servicer in writing of its response to such request, Client shall be deemed to have accepted such request. If Client does respond to such request, it shall submit such response in writing to Servicer by 5:00 p.m. (Phoenix time) on the Initial Response Date.

All decisions to be made by Servicer pursuant to this Agreement shall be made by the Servicer in its sole discretion using the Standard of Care set forth in
Section 2.15 of this Servicing Agreement
------------

     Section 7.11. Assignment and Binding Effect. Except as provided in this
                   -----------------------------
Servicing Agreement, no party to this Servicing Agreement other than the Agent may assign any of its rights or obligations pursuant to this Servicing Agreement without the consent of the other parties hereto, provided, however, that Servicer and UDC acknowledge that Client's rights under this Servicing Agreement may be assigned to Agent with the prior notice to them but without their prior consent, and Servicer and UDC agree, upon such assignment, to recognize Agent as having all rights of Client under this Servicing Agreement.

     Section 7.12. Legal Holidays. In the case where the date on which any
                   --------------
action required to be taken, document required to be delivered or payment required to be made is not a Business Day, such action, delivery or payment need not be made on that date, but may be made on the next succeeding Business Day.

     Section 7.13. Counterparts. This Servicing Agreement may be executed
                   ------------
simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 7.14. Governing Law. This Servicing Agreement shall be deemed
                   -------------
entered into with and shall be governed by and interpreted in accordance with the laws (except for the conflict of law principles) of the State of Arizona, except to the extent that it is mandatory that the laws of some other jurisdiction apply.

     Section 7.15. Parties. This Servicing Agreement shall inure solely to the
                   -------
benefit of and shall be binding upon the parties hereto, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any equitable right, remedy or claim under or in respect of or by virtue of this Servicing Agreement or any provision contained herein.

     Section 7.16. Confidentiality of Servicer's Proprietary Information. Client
                   -----------------------------------------------------
and Agent acknowledge that the designs, specifications, manuals, documentation and other materials produced by Servicer and related to the services performed and the products provided hereunder (collectively "Documentation"), and all other systems, programs, designs, specifications, manuals, documentation and other materials which are developed by the Servicer in connection with this Servicing Agreement (collectively "Other Materials ") are the confidential
                                   ---------------
property and information of the Servicer and shall remain as such property and information of the Servicer, both before and after the term of this Servicing Agreement. Client and Agent shall not copy, sell, assign, transfer, distribute or disclose all or any part of the Documentation or Other Materials to any other person, partnership, corporation or other entity, except its Advisors or as otherwise permitted herein. Client and Agent shall confine the knowledge and use of the Documentation and Other Materials only to their employees and Advisors who require such knowledge and use in the ordinary course and scope of their employment, and Client and Agent and such employees shall use such Documentation and Other Materials solely in connection with Client's and Agent's own purposes under this Servicing Agreement. Further, employees and Advisors of Client or Agent shall be advised of the confidential nature of the Documentation and Other Materials and be directed by Client and Agent to keep such information confidential. Notwithstanding the foregoing, the Client and Agent may disclose such Documents and Other Materials to Persons in addition to Advisors provided that Client and Agent give the Servicer ten (10) days prior written notice of such disclosure and, if required by the Servicer in its sole discretion, such person(s) signs a Confidentiality Letter in the form attached hereto as
Exhibit G.
---------

     Section 7.17. No Solicitation of Employees. During the term of this
                   ----------------------------
Servicing Agreement, Client and Agent shall not directly or indirectly solicit employees to leave the employ of the Servicer.

     Section 7.18. Attorneys' Fees. In the event of any action at law or suit in
                   ---------------
equity or a claim in bankruptcy or other proceeding to enforce this Servicing Agreement, the prevailing party shall be entitled to receive, in addition to any other sums which it is awarded, all costs and expenses of such action or suit, including reasonable attorneys fees paid.

     Section 7.19 Entire Agreement. This Servicing Agreement, the Transition
                  ----------------
Agreement, the documents incorporated by reference herein and therein, express the entire agreement of the parties hereto, and supersede all prior promises, representations, understandings, arrangements and agreements between the parties with respect to the subject matter contained herein. The parties hereto further acknowledge and agree that neither of them has made any representations to induce the execution and delivery of this Servicing Agreement except those expressly set forth herein.



          IN WITNESS WHEREOF, the parties have caused this Servicing Agreement to be duly executed by their respective authorized representatives on the ________ day of February 1998.



                              UGLY DUCKLING CORPORATION, a Delaware
                              Corporation

                              By: [SIGNATURE APPEARS HERE]
                                  --------------------------------------------
                              Its: EXECUTIVE VICE PRESIDENT
                                  --------------------------------------------
                                                                    "Servicer"


                              RELIANCE ACCEPTANCE CORPORATION, a
                              Delaware corporation

                              By: [SIGNATURE APPEARS HERE]
                                  --------------------------------------------
                              Its: PRESIDENT & CEO
                                  --------------------------------------------
                                                                      "Client"



                              BANKAMERICA BUSINESS CREDIT, INC., a
                              Delaware corporation

                              By: [SIGNATURE APPEARS HERE]
                                  --------------------------------------------
                              Its: VICE PRESIDENT
                                  --------------------------------------------
                                                                       "Agent"

Schedule 1              Receivables
Schedule 2              Bonus Fees



Exhibit A               Collection Policy
Exhibit B               Depository Accounts
Exhibit C               Performance Events
Exhibit D               Receivable Reports
Exhibit E               Servicer Certificates
Exhibit F               Payment Reimbursement Dispute Resolution Policy
Exhibit G               Confidentiality Letter
Exhibit H               Master Agency Agreement
Exhibit I               Management Employees
Exhibit J               Senior Management Employees
Exhibit K               Form of Expense Report

                                  SCHEDULE 1

                                  Receivables
                                  -----------

         Name                 Account No.                 Principal Balance
         ----                 -----------                 -----------------

                                   SCHEDULE 2

                                   Bonus Fees
                                   ----------


          As additional consideration for agreeing to service the Receivables, the Servicer shall receive:


          1. The first One Million Three Hundred Thousand Dollars ($1,300,000.00) in proceeds realized by Client from the sale of the pool of Defaulted Receivables existing as of the date Client files its petitions for relief under Chapter 11 of the Bankruptcy Code (including any sale to UDC or an Affiliate that bids at least $1.3 million) so long as UDC or an Affiliate has bid at least $1.3M in cash upon sale for such Receivables; and

          2. After all claims of the Lenders (the "Bank Debt") have been paid
                                                   ---------
(i) in cash in full, or (ii) in other than cash in full, with the consent of Lenders in full and final satisfaction;

               (A) without the use of any Litigation Proceeds, Warrant Proceeds or Equity Proceeds (collectively, the "Excluded Proceeds"),
                                                           -----------------
                    (I) the first amount equal to Base Amount (as defined below) of Cash Flow (as defined below); and (II) after payment of such amount in (I), thereafter, 25% of the Cash Flow (as defined below), or

               (B) with the use of Excluded Proceeds, then additionally after net collections on the Receivables in an amount equal to such Excluded Proceeds applied to the Bank Debt (which such Excluded Proceeds shall remain the property of the Client)
                    (I) the first amount equal to Base Amount (as defined below) of Cash Flow (as defined below); and (II) after payment of such amount in (I), thereafter, 25% of the Cash Flow (as defined below).

The amounts payable pursuant to Items 1 or 2 shall be payable immediately upon Client's receipt of the relevant proceeds or Cash Flow.

          The term "Base Amount" shall mean $4,700,000, minus any and all Exit
                    -----------
Sale Proceeds previously paid to the Servicer pursuant to Section 2.20(c).
                                                          ---------------

          The term "Cash Flow" shall mean any and all cash proceeds of Client's
                    ---------
(including Client, as reorganized) assets, including, without limitation, collections with respect to the Receivables, the Bank Portfolio, disposition and recovery proceeds from Defaulted Receivables and other Receivables, proceeds from the sale of other miscellaneous assets previously or currently owned by Client, including, without limitation, any securitization transactions and tax refunds. "Cash Flow" shall not include any proceeds from claims and causes of action of Client.

          The terms "Litigation Proceeds," "Warrant Proceeds" and "Equity Proceeds" shall have the meaning set forth in the Plan of Reorganization of the Client as originally filed, without amendment, on February 9, 1998.

                                   EXHIBIT A

                               Collection Policy
                               -----------------


                [Full copy of Collection Manual to be attached]

                                   EXHIBIT B

                              Depository Accounts
                              -------------------


Bank One, Arizona, N.A.                 Las Vegas Business Bank
201 North Central Avenue, 26th Floor    PO Box 82503
Phoenix, Arizona 85004                  Las Vegas, Nevada 89180
Attn: Mr. Russ Gunderson                Attn: Ms. Mary Gould
Phone: (602) 221-1033                   Phone: (702) 794-0070
Acct: 0987-4687 (Collection)            Acct: 1008625
Acct; 0987-4628 (ARD)

Bank One, Texas, N.A.                   NationsBank
PO Box 655415                           PO Box 25500
Dallas, Texas 75265-5415                Albuquerque, New Mexico 87125
Attn: Ms. Kim Spencer                   Attn: Ms. Claire Dobbins
Phone: (214) 290-2533                   Phone: (505) 282-4361
Acct; 1826339630                        Acct: 2864323730

Barnett Bank, Inc.
1 Progress Plaza, Suite 290
St. Petersburg, Florida 33701
Attn:  Mr. Jeff McRae
Phone:  (813) 892-1559
Acct:  1266693164 (Collection)
Acct:  1266692930 (ARD)

                                   EXHIBIT C

                               Performance Events
                               ------------------


          The occurrence of either of the following shall constitute a Performance Event:


          1. The percentage (computed on the Outstanding Principal Balance) of Receivables other than Defaulted Receivables that are Delinquent Receivables but not Defaulted Receivables (computed on the Outstanding Principal Balance) as of the end of any two consecutive Collection Periods shall exceed the aggregate of the Effective Date Delinquency Rate plus 300 basis points.

          2. The Annualized Defaulted Receivable Loss shall exceed:

                   For any of the first 4 full Collection Periods after
                   the Effective Date                                   33%

                   For any of the 5th through the 8th, inclusive,
                   full Collection Periods after the Effective Date  30%

                   Thereafter for any Collection Period              27%


          For purposes of the Performance Events, the following words and phrases shall have the following meaning:

          A.  "Annualized Defaulted Receivable Loss" shall mean (i) the
               ------------------------------------
Outstanding Principal Balance of all Receivables that first became a Defaulted Receivable during a Collection Period divided by the Outstanding Principal Balance of all Receivables (other than Receivables that previously became Defaulted Receivables) as of the first day of the same Collection Period, (ii) multiplied by 12.

          B.  "Delinquent Receivables" shall mean any Receivables that are not
               ----------------------
Defaulted Receivables for which at least 10% of the Scheduled Payment is 30 days or more delinquent on a contractual basis.

          C.  "Effective Date Delinquency Rate" shall mean the percentage
               -------------------------------
(computed on the Outstanding Principal Balance) of Receivables that are not Defaulted Receivables which were Delinquent Receivables but not Defaulted Receivables as of the last day of the Collection Period immediately preceding the Effective Date.

                                   EXHIBIT D

                               Servicer Reports
                               ----------------

A.  Daily Reports (to be provided by 3:00 P.M. (New York time) the next Business
    -------------
    Day)

     1. Daily cash collection report by branch and by source (e.g. A/R cash, repossession cash, refund cash, fee cash, N.S.F. checks, etc.).

     2.   Total amount wired to Agent each day.

B.   Weekly Reports (to be provide within three (3) Business Days of the end of
     --------------
     the week)

     1.   Balance in the cash collection account as of the end of the week

C.   Monthly Reports (to be provide within fifteen (15) Days of the end of the
     ---------------
     calendar month)

     1.   Aging of accounts receivable to 120 days

     2. Defaulted Receivable Report showing (i) the deficient balance of each account charged-off and the status of such account (e.g. in litigation, skipped account, etc.), and (ii) the aggregate balance of all charged-off accounts by category (e.g. in litigation, skipped account, etc.), with a separate listing for charge-offs occurring during the month.

     3. Reconciliation of accounts receivable showing (i) all additions and subtractions by category to the balance of each Receivable during the month (e.g. additions or subtractions by way of collections, fees, late charges, write downs, charge-offs, returned checks, etc.), and
          (ii) by such categories, the aggregate additions and subtractions for all Receivables, with separate listings for additions and subtractions during the month.

     4. Deferment and Extensions Report listing (i) any deferment or extension granted, and its duration, for each Receivable, and (ii) the aggregate number of deferments or extensions granted for all Receivables with a separate listing for deferments and extensions granted during the month.

     5. Due Date Change Report listing (i) the current due date for each Receivable and any change to the due date, and (ii) any change to the balance for each future day made during the current month, with a separate listing for changes made to individual Receivables during the current month and all due date changes made during the life of the Receivable, including the current month.

     6. Bankruptcy Report listing each account in bankruptcy and the aggregate balance of all accounts in bankruptcy, including a separate listing showing each account which has entered or exited bankruptcy during the current month and the aggregate balance of all such accounts.

     7. Repossession Report, In detail acceptable to the Client and Agent, detailing separately (i) each account in repossession and the aggregate balance of all accounts in repossession, (ii) all vehicles sold at auction during the current month, the loan balance for each such account and the aggregate balance for all such accounts, the value of each vehicle and the aggregate value of all vehicles at the time of repossession, and the individual and aggregate gross and net amounts received from auction, and (iii) all fees by category for repossessing vehicles both by account and in the aggregate (for the current month and during the term of the Servicing Agreement).

                                   EXHIBIT E

                              Servicer Certificate
                              --------------------


     The undersigned, _____________________________, the ______________ of
________________________________ ("Company") does hereby certify on behalf of
                                   -------
Company pursuant to that certain Servicing Agreement dated February ___, 1998, between UGLY DUCKLING CORPORATION, a Delaware corporation ("UDC"), RELIANCE
                                                            ---
ACCEPTANCE CORPORATION, a Delaware corporation ("Client") and BANKAMERICA
                                                 ------
BUSINESS CREDIT, INC., a Delaware corporation ("Agent") (the "Servicing
                                                -----         ---------
Agreement") that (i) all reports and data, regardless of the form or medium in
---------
which delivered to Client or Agent, prior to or contemporaneously with this Certificate, are accurate and complete, (ii) the representations and warranties of the undersigned and UDC contained in the Servicing Agreement and made as of the execution thereof are true and correct on and as of the date of this Certificate, (iii) Servicer is entitled pursuant to the Servicing Agreement to reimbursement of all expenses for which Servicer seeks reimbursement hereunder and Servicer has incurred such expenses prior to the date hereof, and (iv) the undersigned and UDC are not in default of the Servicing Agreement as of the date of this Certificate.

Date:
     ---------------------, ---------    --------------------------------------

                         a ____________ corporation


                         By:
                             --------------------------------------------------
                         Its:
                             ---------------------------------------------------

                                   EXHIBIT F

               Payment  Reimbursement Dispute Resolution Policy
               ------------------------------------------------

    (a) In the event of a dispute between the parties hereto regarding the subject matter hereof, the parties hereto agree to explore resolution of the dispute through negotiation or alternative dispute resolution techniques including, but not limited to, the appointment of unrelated third parties who may act as an independent arbitration panel.

    (b) Should the Servicer and Interested Party agree to arbitration the number of arbitrators shall be three (3) and shall be appointed as follows: within ten
(10) days of written agreement to arbitrate, Servicer and Interested Party shall each designate one (1) arbitrator who has knowledge and experience in commercial matters, and the (2) arbitrators so designated shall jointly appoint a third arbitrator within ten (10) days of their respective appointments. The arbitrators so selected shall schedule a hearing on the disputed issues within forty-five (45) days after the last appointment. The decision of a majority of the arbitrators shall become binding on the parties, and the arbitrator shall deliver their written decision to the parties as expeditiously as possible. The arbitration shall be conducted either in Phoenix, Arizona or in Chicago, Illinois, and shall be governed by the law of the state where the arbitration is held. The cost of the arbitration, including reasonable attorneys' fees, shall be charged against the non-prevailing party. A default judgment may be entered against any party who fails to appear at the arbitration hearing. The decision of the arbitrators shall be final and unappealable and shall be filed as a judgment of record in the appropriate jurisdiction and shall be grounds for dismissal of any court action commenced by any party with respect to a dispute arising out of the issues submitted for arbitration.

    (c) In the event that Servicer in good faith believes that it is owed any amounts pursuant to Section 2.07 or 2.10(b) after the applicable due date for
                    -----------------------
payment, it shall notify the other parties to this Servicing Agreement, and the parties shall in good faith attempt to resolve such claim. To the extent that the claim cannot be resolved by the parties within five (5) Business Days, then the parties hereby agree to determine, within ten (10) Business Days thereafter, whether the claim will be resolved by arbitration as provided above. The amount in dispute may be deposited by Servicer from Collections into a joint order, interest bearing account at a mutually acceptable depository institution no earlier than three (3) Business Days after the expiration of the initial five
(5) Business Day period. The prevailing party in any dispute over such amounts shall be entitled to all funds placed in such escrow) plus all accrued interest thereon.

                                   EXHIBIT G


                            Confidentiality Letter
                            ----------------------


[DATE]

[NAME AND ADDRESS OF CQMPANY/
PERSON BOUND BY LETTER)

     Re: Confidentiality Letter -- Acceptance of Confidentiality Provisions to Protect Confidential Property and Information

Ladies and Gentlemen:


           ______________ ("Company") hereby acknowledges the confidentiality
                            -------
provisions ("Confidentiality Provisions") to protect Confidential Information
            ----------------------------
(as defined below) to which this letter relates, made by Reliance Acceptance Corporation ("RAC") and BankAmerica Business Credit, Inc., as agent for a
              ---
lending group ("BABCI"), for the benefit of Ugly Duckling Corporation ("UDC")
                -----                                                   ---
and one or more of Its subsidiaries or affiliates ("Servicer"), found in the
                                                    --------
Servicing Agreement by and between the preceding parties, dated as of ________________, 1998, ("Servicing Agreement). Company hereby agrees to be
                         --------------------
bound by the terms and conditions of the Confidentiality Provisions found at
Section 7.16 of the Servicing Agreement with respect to all Confidential Information provided by RAC, BABCI, UDC and/or Servicer to Company. Company also acknowledges that the Confidential Information includes property and information of the Servicer both before and after the term of the Servicing Agreement. Company shall not copy, sell, assign, transfer, distribute or disclose all or any part of the Confidential Information to any other person, partnership, corporation or other entity, without the prior written consent of Servicer. Company shall confine the knowledge and use of the Confidential Information only to its employees who require such knowledge and use in the ordinary course and scope of their employment, and Company and its employees shall use such Confidential Information solely in connection with assisting RAC's and/or BABCI's purposes under the Servicing Agreement. Further, employees of Company shall be advised of the confidential nature of the Confidential Information and be directed by Company to keep such information confidential. Upon any expiration or termination of the Servicing Agreement or earlier if appropriate, Company shall promptly return to the Servicer all property or Information that is covered by this confidentiality letter and which is not required by Company to service its "Receivables" or to realize upon its "Collateral" (each as defined in the Servicing Agreement).

          "Confidential information" shall mean the designs, specifications,
           ------------------------
manuals, documentation and other materials produced by Servicer and related to the services performed and the products provided hereunder, and all other systems, programs, designs, specifications manuals, documentation and other materials which are developed by the Servicer in connection with the Servicing Agreement.

Date: _______________, 1998            [NAME OF COMPANY OR PERSON]


                             By:
                                 -------------------------------------------

                                        Name:
                                             ---------------------------------
                                             Its:
                                                 -----------------------------

                                   EXHIBIT H


                            Master Agency Agreement
                            -----------------------


                       [To be provided by Ugly Duckling]

                                   EXHIBIT I


                             Management Employees
                             --------------------

                                   EXHIBIT J


                          Senior Management Employees
                          ---------------------------

                                   EXHIBIT K


                            Form of Expense Report
                            ----------------------